Exhibit 99.2

Duane Morris LLP

Toni Marie Vaccarino (TV-8340)

744 Broad Street, Suite 1200

Newark, NJ 07102

(973) 424-2000

-and

Paul D. Moore

470 Atlantic Avenue, Suite 500

Boston, MA 02210

(617) 289-9200

Attorneys for Med Diversified, Inc., et al.

Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
	)	Jointly Administered
)
MED DIVERSIFIED, INC., et al.,	)	Case Nos.: 02-88564
	)	02-88568
	)	02-88570
Debtors.	)	02-88572
	)	02-88573

DISCLOSURE STATEMENT RELATING TO SECOND AMENDED PLAN OF
LIQUIDATION OF RESOURCE PHARMACY, INC., DATED MAY 10, 2004

TABLE OF CONTENTS

I.	BRIEF SUMMARY OF THE PLAN

II.	BRIEF HISTORY OF THE DEBTOR AND ITS BANKRUPTCY CASE

	A.	Overview of the Debtor’s Business

	B.	Events Leading to the Debtor’s Bankruptcy Case

	C.	Commencement of this Chapter 11 Case

	D.	Significant Events During the Chapter 11 Case

		1.	First Day Orders Entered by the Bankruptcy Court

		2.	Use of Cash Collateral

		3.	The Debtors’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

		4.	The Substantive Consolidation Motion

	E.	Sale of Resource Pharmacy’s Assets

	F.	Post-Petition Adversary Proceedings, Contested Matters and Proposed Settlements

		1.	National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF X, Inc., NPF XII, Inc., NPF Capital, Inc.

		2.	CCG Committee Objection to the Bank’s Claims

		3.	The Settlements by and among the Bank, NCFE and the CCG Committee

		4.	The Settlement by and among the Bank, NCFE and the Med Committee

III.	ASSETS AND LIABILITIES OF THE DEBTOR’S ESTATE

	A.	Assets

	B.	Liabilities

IV.	SUMMARY OF THE PLAN OF LIQUIDATION

A.	Classification and Treatment of Claims and Interests

B.	Treatment of Unclassified Administrative and Priority Tax Claims

	1.	Administrative Expense Claims

	2.	Bar Date for Administrative Claims

	3.	Allowed Tax Claims

C.	Classes of Claims and Interests

	1.	Class 1 Claims of the Bank

	2.	Class 2 Claims of the NCFE Released Parties

	3.	Class 3 Claims of Sun Capital

	4.	Class 4 Claims of Other Secured Creditors

	5.	Class 5 Priority Claims

	6.	Class 6 (Intentionally Omitted).

	7.	Class 7 General Unsecured Claims

	8.	Class 8 Convenience Class Claims

	9.	Class 9 Subordinated Claims

	10.	Class 10 Inter-Debtor Claims

	11.	Class 11 Interests

D.	Implementation of the Plan and Execution of its Terms

	1.	Implementation of the Plan

	2.	The Liquidating Trust

	3.	The Litigation Trust

	4.	The Administrative Claims Fund

	5.	Dissolution

E.	Provisions Regarding Voting Upon and Confirmation of the Plan

	1.	Voting of Claims

ii

		2.	Confirmation of Plan - Requirements

		3.	Nonconsensual Confirmation, Cramdown

		4.	Objections to Plan; Confirmation Hearing; Implementation of Plan

	F.	Certain Tax Consequences of the Plan

	G.	Executory Contracts and Unexpired Leases

	H.	Provisions Regarding Releases

	I.	Limitation of Liability

	J.	Injunctions and Stay

	K.	Retention of Jurisdiction

		1.	Allowance of Claims.

		2.	Executory Contract Proceedings.

		3.	Plan Interpretation.

		4.	Plan Implementation.

		5.	Plan Modification.

		6.	Adjudication of Controversies.

		7.	Injunctive Relief.

		8.	Correct Minor Defects.

		9.	Post-Confirmation Orders Regarding Confirmation.

		10.	Final Decree.

V.	RECOMMENDATION

iii

Pursuant to Section 1125 of the United States Bankruptcy Code, 11 U.S.C. §§101 et seq. (the Bankruptcy Code”), Resource Pharmacy, Inc., the debtor in the above-captioned case under Chapter 11 of the Bankruptcy Code (“Resource Pharmacy” or the “Debtor”), provides this Disclosure Statement (the “Disclosure Statement”) to all of the Debtor’s known creditors.  The purpose of this Disclosure Statement is to provide such information as the Debtor believes may be deemed material, important or necessary for the Debtor’s creditors to make a reasonable, informed decision in exercising their rights to vote upon the Second Amended Plan of Liquidation of the Debtor dated as of the date of this Disclosure Statement (the “Plan”).  The Plan, a copy of which accompanies this Disclosure Statement as Exhibit A, was filed with the Bankruptcy Court on May 10, 2004.

The Debtor recommends that you vote to accept the Plan.  Each holder of a Claim entitled to vote on the Plan must, however, review the Plan and Disclosure Statement, including all exhibits, carefully and in their entirety and determine whether or not to accept or reject the Plan based upon that creditor’s independent judgment and evaluation.  The description of the Plan in this Disclosure Statement is in summary form and is qualified by reference to the actual terms and conditions of the Plan, which should be reviewed carefully before making a decision to accept or reject the Plan.  Capitalized terms herein have the same meaning as provided in Article 1 of the Plan; other terms shall have the meaning ascribed to them in the Bankruptcy Code.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING THE EXHIBITS HERETO) IS BASED UPON A REVIEW OF THE DEBTOR’S RECORDS, ITS BUSINESS AND ITS AFFAIRS AND INFORMATION PROVIDED BY THE DEBTOR’S EMPLOYEES OR FORMER EMPLOYEES.

EXCEPT AS OTHERWISE EXPRESSLY INDICATED, SUCH INFORMATION HAS NOT BEEN SUBJECT TO AUDIT OR INDEPENDENT REVIEW.

I.                                         BRIEF SUMMARY OF THE PLAN(1)

The Plan is a liquidating plan and does not contemplate the continuation of the Debtor’s business.  Substantially all of the Debtor’s assets have been liquidated since the commencement of the Debtor’s Chapter 11 Case, and the Plan contemplates that the remainder of such assets will be liquidated or otherwise reduced to cash by the Debtor and that the net proceeds from liquidation of assets of the Estate will be distributed by the Liquidating Agent, as disbursing agent, to the holders of various Claims described in the Plan to the extent provided for therein.

The following table sets forth a brief summary of the classification and treatment of Claims and Interests and the amounts distributable to the holders of such Claims and Interests under the Plan.  The information set forth in the table is for convenience and represents a summary reference only and is qualified in its entirety by the contents of the Plan, which shall be controlling.  Each holder of the Claim or Interest is referred to the Plan annexed as Exhibit A hereto for further information regarding the classification and treatment of Claims and Interests provided under the Plan.

Class	Treatment	Impairment	Plan Section
Administrative Expense Claims	Unpaid portion of Allowed Administrative Claim paid in full in Cash on the Effective Date, or as soon thereafter as practical.	Unimpaired	II.A.

Priority Tax Claims	Payment of the principal amount of Allowed Priority Tax Claims on the Effective Date, without interest.	Unimpaired	II.C

(1) A more detailed description of the terms of the Plan is provided in Section IV below.

Class	Treatment	Impairment	Plan Section
Class 1 (Secured Claims of the Bank)

On the Effective Date of the Plan, or as soon as practicable thereafter, the Liquidating Trust shall pay the Bank all of the Net Resource Proceeds except for $930,000, which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 7.  The Cash received by the Bank from the Net Resource Proceeds shall be deposited by the Bank in the Administrative Claims Fund.  In addition, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

		Impaired	IV.A.

Class 2 (Secured Claims of the NCFE Released Parties

The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, the Bank will receive the same treatment provided for its Class 1 Claim on account of its Allowed Claims in Class 2.

		Impaired	IV.B.

Class 3 (Secured Claim of Sun Capital)

To the extent that the Allowed Class 3 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class 3 shall receive payment in Cash on the Effective Date of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtor.  The approximate amount of the claim is $2.6 million.

		Impaired	IV.C.

Class 4 (Claims of Other Secured Creditors)	On the Effective Date of the Plan, property of the Estate that constitutes security and collateral for the Allowed Claims in Class 4 shall be surrendered to the holders of Allowed Claims in Class 4.	Unimpaired	IV.D.

Class 5 (Priority Claims)	Payment of the principal amount of Allowed Claims in Class 5 on the Effective Date, without interest.	Unimpaired	IV.E.

Class 6 (Intentionally Omitted)

Class	Treatment	Impairment	Plan Section
Class 7 (General Unsecured Claims)

Except to the extent that the holder of an Allowed Class 7 Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Claim in Class 7 such Creditor’s Pro Rata Share of the amount remaining from the $930,000 that the Bank agreed to set aside for the payment of Allowed General Unsecured Claims pursuant to sections IV.A. and IV.B. of the Plan, after payment of the expenses and other obligations of the Liquidating Trust (except for expenses directly related to the initiation or prosecution of objections to Disputed Claims other than those in Class 7) including without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent.  Each holder of an Allowed Claim in Class 7 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class 7, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class 7 by the Liquidating Trust after payment of the fees and expenses of the Liquidating Trust as provided for herein. The payments to be made to the holders of Allowed Claims in Class 7 as set forth in this paragraph shall be the sole source of distributions to holders of Allowed Claims in Class 7.

		Impaired	IV.G.

Class 8 (Unsecured Convenience Class Claims)	Payment of the principal amount of such Allowed Claim in Class 8 on the Effective Date, without interest.	Unimpaired	IV.H.

Class 9 (Subordinated Claims)	Holders of Allowed Claims in Class 9 shall receive no distribution under the Plan on account of such Claims	Impaired	IV.I.

Class 10 (Inter-Debtor Claims)	Holders of Allowed Claims in Class 10 will receive no distribution under the Plan on account of such Claims	Impaired	IV.J.

Class 11 (Interests in the Debtor)

The Class 11 Interests shall be deemed canceled on the Effective Date without the payment of any monies or other consideration.  Holders of Class 11 Interests will not receive any distribution on account of such Interests under the Plan.

		Impaired	IV.K.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTOR TO PROVIDE CREDITORS WITH ADEQUATE INFORMATION SO

THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN.  EACH CREDITOR SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.  NO SOLICITATION OF VOTES ON THE PLAN MAY BE MADE EXCEPT PURSUANT TO THIS DISCLOSURE STATEMENT, AND NO PERSON HAS BEEN AUTHORIZED TO UTILIZE ANY INFORMATION CONCERNING THE DEBTOR’S BUSINESS OR ASSETS OR THE PLAN OTHER THAN THE INFORMATION CONTAINED HEREIN FOR PURPOSES OF SOLICITATION.

The Debtor believes that the Plan provides for fair and equitable treatment of the Debtor’s creditors.  The Debtor therefore recommends that holders of Claims entitled to vote on the Plan vote to accept the Plan.

FOR INFORMATION ABOUT THE PROCEDURE AND DEADLINE FOR VOTING TO ACCEPT OR REJECT THE PLAN AND INFORMATION ABOUT FILING OBJECTIONS TO THE PLAN AND THE CLASSIFICATION OF CLAIMS AND INTERESTS PROVIDED IN THE PLAN, AND THE DEADLINE FOR SUCH OBJECTIONS, SEE THE DETAILED DISCUSSION BELOW.  A HEARING ON CONFIRMATION OF THE PLAN WILL BE HELD BY THE HONORABLE STAN BERNSTEIN, UNITED STATES BANKRUPTCY JUDGE, COMMENCING ON JUNE 25, 2004 AT 10:00 A.M. AND CONTINUING, IF NECESSARY, ON JUNE 28, 2004 AT 9:00 A.M. AND JUNE 29, 2004 AT 9:00 A.M., UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, LONG ISLAND FEDERAL COURTHOUSE, 290 FEDERAL PLAZA, CENTRAL ISLIP, NY 11722-4437.  AT THAT HEARING, THE BANKRUPTCY COURT WILL DECIDE WHETHER THE

PLAN WILL BE CONFIRMED AND WILL HEAR AND DECIDE ANY AND ALL OBJECTIONS TO THE PLAN OR TO THE PLAN’S CLASSIFICATION OF CLAIMS AND INTERESTS.

II.                                     BRIEF HISTORY OF THE DEBTOR AND ITS BANKRUPTCY CASE

A.                                    Overview of the Debtor’s Business

Resource Pharmacy is a corporation organized under the laws of the state of Nevada, with its principal place of business located at 5 Cactus Drive, Henderson, Nevada.  Founded in 1997, Resource Pharmacy was the largest institutional pharmacy provider for skilled nursing, and assisted living facilities in Nevada.  Resource Pharmacy provided pharmacy dispensing, infusion therapy, pharmacy consulting, regulatory compliance, training and education.  Through its utilization of compliance packaging, formulatory management, generic substitution, therapeutic interchange and customized consultant pharmacist programs, Resource Pharmacy provided a cost containment solution to its customers.  Resource Pharmacy serviced 45 longterm care/assisted living facilities in the states of Nevada and California.

Resource Pharmacy is a wholly-owned subsidiary of Med. Med acquired Resource Pharmacy from Stephen W. Carlton, its former owner, in June, 2000, when Mr. Carlton sold Resource Pharmacy to Med’s predecessor, e-Med Soft.com.  The purchase price was $2.8 million, $1.5 million paid in cash and the balance paid in capital stock of e.Med Soft.com.  Following the sale, Mr. Carlton has continued to serve as a senior executive of Resource Pharmacy.  Since the expiration of his pre-petition employment agreement on May 30, 2003, Mr. Carlton continued to serve on a month-to-month basis until the assets of Resource were sold on March 31, 2004.

Following its acquisition, Resource Pharmacy operated under the umbrella of Med, as have some 37 direct or indirect subsidiaries of Med, including Resource Pharmacy.  Med is a corporation organized under the laws of the state of Nevada, with its principal place of business located at 100 Brickstone Square, 5th Floor, Andover, Massachusetts.  Med is a publicly held company trading on the Pink Sheets under the trading symbol “MDDV.”

B.                                    Events Leading to the Debtor’s Bankruptcy Case

Until October, 2002, Med and its various subsidiaries, including Resource Pharmacy, had been long dependent on financing provided by and through National Century Financial Enterprises, Inc., its affiliates NPF VI, Inc. and NPF XII, Inc. and their servicing company National Premier Financial Services, Inc. (collectively, “NCFE”). NCFE was one of the nation’s largest financiers of health care receivables.  NCFE typically “purchased” selected physician and other healthcare receivables and subsequently pooled and sold them as asset based securities to institutional investors.  NCFE financed the sellers of the receivables with regular periodic payments.

Pursuant to the terms of certain Sales and Subservicing Agreements by and between NCFE and Resource Pharmacy and other Med entities, NCFE purchased certain of the accounts receivables generated by Resource Pharmacy.  Certain sweep and lockbox accounts were established, to which their payors would remit funds.  NCFE would withdraw from those accounts NCFE’s fees and debt servicing payments and, on a weekly basis, would typically wire the balance of those accounts receivable to the Med entities.

Beginning the week of October 21, 2002, and continuing for several weeks, NCFE issued oral commitments to the Med entities, pursuant to which NCFE promised to continue funding the Med entities.  Despite the assurances received from NCFE that funding would be received, NCFE breached its obligations under the Sales and Subservicing Agreements and failed to fund the Med entities with sums necessary to finance their ongoing operations.  On October 31, 2002, the Med entities received letters from NCFE advising that NCFE did not know when or whether it would be in a position to continue funding and/or purchasing accounts receivable.  As a result, the Med entities and numerous other health care providers financed by NCFE (collectively, the “Providers”) could not ascertain whether they would be in a position to provide continued health care to the hundreds of thousands of patients in need of their health care services throughout the United States.

On or about November 4, 2002, litigation ensued on both the state and federal levels between NCFE, on the one hand, and the Med entities and the Providers, on the other, who financed their receivables through NCFE.  Reciprocal restraining orders were issued in both the state and federal courts, having the effect of freezing the Med entities’ cash flow.  On or about November 14, 2002, Med, on behalf of all of the Med entities, sought, but did not receive, an order from the federal court in Columbus, Ohio, which would have released liens of NCFE on future accounts receivable in order to obtain short-term financing in an attempt to forestall bankruptcy.  On November 18, 2002, NCFE filed its own chapter 11 case in the United States Bankruptcy Court for the Southern District of Ohio (Eastern Division) in Columbus, Ohio, thereby imposing an automatic stay of the Med entities efforts to secure access to proceeds of their accounts receivable.  Meanwhile, NCFE continued to collect the proceeds of the Med entities accounts receivables, including a substantial amount of “Non Purchased Receivables”, including virtually all of the Med entities accounts receivables generated on or after October 21, 2002.

On April 21, 2003, NCFE filed proofs of claim totaling $4,294,402.20 in the Debtor’s bankruptcy case.

C.                                    Commencement of this Chapter 11 Case

On November 27, 2002 (the “Petition Date”), Med, CDSI, CCG, CCS, the Debtor and Resource Pharmacy (collectively, the “Debtors”) commenced their Chapter 11 Cases in order to gain access to their accounts receivable, and the proceeds thereof, and to reestablish a cash flow that would enable the Debtors to continue in business and provide essential health care related services to their patients.

Exhibit B to this Disclosure Statement reflects the assets of Resource Pharmacy as of the Petition Date, as well as its assets as of the closing of the sale of such assets as of March 31, 2004, all at book value.

D.                                    Significant Events During the Chapter 11 Case

1.                                      First Day Orders Entered by the Bankruptcy Court

Shortly after the Petition Date, on December 2, 2002, the Bankruptcy Court conducted a “First Day Hearing.” At the First Day Hearing, the Bankruptcy Court entered orders approving several motions including:

a.                                       Motion for an Order Directing Joint Administration of Cases Pursuant to Fed. R. Bankr. P. 1015(b);

b.                                       Emergency Motion for Order Authorizing Debtors to Pay Certain Pre-Petition Wages, Payroll Taxes, Employee Benefits, Reimbursable Expenses and Insurance;

c.                                       Motion for Order Authorizing (1) Maintenance of PrePetition Bank Accounts; and (2)Continued Use of Business Forms; and

d.                                       Debtors’ Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral.

2.                                      Use of Cash Collateral

As noted above, one of the Debtors’ “first day” motions was their Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral, pursuant to which the Debtors sought authority from the Bankruptcy Court to use the proceeds of their accounts receivable, in which NCFE and the Bank each asserted rights and security interests, to fund the Debtors’ necessary day-to-day costs and expenses of operating their businesses under the protection of chapter 11 while pursuing their efforts to secure financing to replace that previously provided by NCFE.  Through its Order Authorizing (1)Emergency Use of Disputed Cash Under Bankruptcy Code Sections 105(a), 363(c) and 364 and Federal Rule of Bankruptcy Procedure 4001(b); and (2)Scheduling Interim and Final Hearings on Motion for Use of Disputed Cash, dated December 4, 2002, and its Order Authorizing (1) Emergency Interim Use of Disputed Cash Under Bankruptcy Code Sections 105(a), Section 363(c) and Federal Rule of Bankruptcy Procedure 4001(b); and (2)Scheduling Final Hearings on Motion for Disputed Cash, dated December 13, 2002, the Bankruptcy Court authorized the Debtors to use of up to $3.3 million and $4.5 million, respectively, of such proceeds.  NCFE also “advanced” $1 million it previously had collected on account of the accounts receivable of Med, CDSI, CCG and CCS.

To the extent that the “Disputed Cash” was owned by NCFE, NCFE was granted a first priority replacement lien on the assets in the amount of such Disputed Cash used by the Debtors.  If, on the other hand, it was thereafter determined that the Disputed Cash was not owned by NCFE, but rather only its “cash collateral”, NCFE was granted a replacement lien in such assets to secure any diminution in NCFE’s cash collateral resulting from the debtors’ use.  In the event either such lien proved insufficient to protect NCFE’s interests, NCFE was granted so-called “super-priority” administrative claims senior in priority to the rights of other holders of administrative expense claims.  The Bank also was granted similar liens and super-priority administrative expense claims to the extent its interests were diminished by the debtors’ use of cash collateral.  The liens and claims of NCFE and the Bank were granted the same priority, validity and perfection as existed prior to the commencement of the debtors’ cases.  NCFE also was granted post-petition liens and super-priority administrative claim rights on account of its $1 million advance.  None of the $1 million advance was used by Resource Pharmacy, and none of the $1 million advance represented proceeds of Resource Pharmacy’s accounts receivable.  Moreover, none of the “Disputed Cash” retained by NCFE represented proceeds of Resource’s accounts receivable.

3.                                      The Debtors’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

The Debtors thereafter proceeded to negotiate and finalize with Sun Capital HealthCare, Inc. (“Sun Capital”) a post-petition accounts receivable factoring arrangement to replace the financing provided by NCFE prior to the commencement of the Debtors’ Chapter 11 cases.  Pursuant to the Bankruptcy Court’s Final Order (I) (A) Authorizing Entry Into Postpetition Factoring Agreement; (B) Granting Security Interests and Super Priority Administrative Expense Treatment: and (C) Approving Factor’s Fees and Expenses; (II) (A) Authorizing Turnover of Funds to NPF Entities, (B) Authorizing Use of Cash Collateral; and (C) Granting Adequate Protection, dated December 23, 2002, the Bankruptcy Court:

a.                                       Authorized the Debtors to enter into a Master Purchase and Sale Agreement with Sun Capital, pursuant to which the Debtors were authorized to sell to Sun Capital to obtain necessary financing certain of their accounts receivable not previously factored to NCFE.

b.                                       As security for the Debtors’ obligations thereunder, granted Sun Capital first priority liens on all of the Debtors’ postpetition receivables and all of their

“post-cutoff date” prepetition receivables and a super-priority administrative expense claim, other than with respect to certain “Carve-Out Expenses”; and

c.                                       Granted junior liens and superpriority expense claims to NCFE and the Bank as adequate protection for any further use of their cash collateral or diminution in its value, subject to the liens and superpriority administrative expense claims granted to Sun Capital.

4.                                      The Substantive Consolidation Motion

In March 2004, the Official Committee of Unsecured Creditors of Med (the “Med Committee”) filed a motion seeking to substantively consolidate the estates of Med, CDSI, CCG, Trestle, and the Debtor (the “Committee Motion to Substantively Consolidate”).

If the Med Committee Motion to Substantively Consolidate were granted, all of the Debtor’s assets would have been subject to the claims of creditors such as NCFE, which has filed proofs of claims totaling approximately $99,570,000 in the Debtors’ bankruptcy cases, as well as the Bank’s claims that have been asserted against these Debtors.

In conjunction with the confirmation of this Plan and the Plans proposed in the Debtors’ other cases, the Med Committee Motion to Substantively Consolidate will be withdrawn and creditors of the Debtor will not be faced with the potential dilution to which they could have been exposed had said motion been granted.

E.                                      Sale of Resource Pharmacy’s Assets

As appears in the relevant Monthly Statement of Operations for the period November 27, 2002 through November 30, 2003 filed with the Bankruptcy Court and served on parties in interest on or about January 13, 2004, Resource Pharmacy, since the Petition Date, earned a modest operating profit of $258,090 before certain non-operating or non-recurring “Other Income and Expenses”.  However, after taking into account such other non-operating or nonrecurring income and expenses, not including any allocation of the professional fees incurred since the Petition Date, Resource Pharmacy suffered a loss of at least $507,000.

Whatever operating profit Resource Pharmacy was likely to achieve through continued operations under chapter 11 likely would continue to be offset by such other non-operating or nonrecurring expenses, as well as allocable professional fees, thus diminishing any value available to satisfy the claims of Resource Pharmacy’s Creditors.  Meanwhile, Resource Pharmacy risked loss of its existing customers who may be concerned with the passage of time about Resource Pharmacy’s continuing viability.  New customers, in all likelihood, would remain reluctant to establish a long term relationship with a Chapter 11 debtor whose future remains uncertain.  At the same time, Resource Pharmacy’s operations were far removed geographically from the Reorganized Debtors’ operations, and provided little or no business or operating synergies with the Reorganized Debtors’ other present operations.  Rather, Resource Pharmacy was a relatively free standing, geographically removed business which required management oversight by the Reorganized Debtors with little, if any, corresponding benefit or profit.  For all of the foregoing reasons, particularly the likelihood that ongoing operations by Resource Pharmacy would diminish amounts otherwise available to satisfy the claims of its Creditors, the Debtor, in the exercise of their reasonable business judgment, believed it was in the best interest of its Creditors and its Estate that all or substantially all of Resource Pharmacy’s assets be sold without further delay pursuant to Sections 363 of the Bankruptcy Court.

The Debtor solicited offers from potential acquirers of Resource Pharmacy of all or substantially all of its assets since shortly after the commencement of Resource Pharmacy’s chapter 11 case.  The Debtor thereby sought to secure a so-called “stalking horse” whose offer could be utilized to secure higher and better counteroffers through the bidding process typically conducted under Section 363 of the Bankruptcy Code.  After reviewing and analyzing such offers, engaging in further negotiations and consultation with the Debtor’s and the Reorganized Debtors’ various creditor constituencies through the so-called “Oversight Committee”, Resource Pharmacy concluded that it was in their best interests to pursue approval of such sale to Spectrum Pharmacy Services, Inc. (“Spectrum”), a Nevada corporation organized by Mr. Carlton for the purposes of acquiring all or substantially all of the assets of Resource Pharmacy.  Through Spectrum, Mr. Carlton proposed to acquire all or substantially all of Resource Pharmacy’s assets, other than cash and cash equivalents and so-called “avoidance” actions, free and clear of all liens and encumbrances, for a cash purchase price of $3 million, plus the assumption of all unpaid post-petition trade payables on account of Resource Pharmacy’s inventory in an amount not to exceed $500,000 and post-petition employee vacation, sick-pay and/or paid time-off employee benefits as of the Closing Date.

On February 17, 2004, the Debtor filed the Motion of Resource Pharmacy, Inc. for Entry of Orders (A) Authorizing and Approving Asset Purchase Agreement With Spectrum Pharmacy Services, Inc., and (B) Authorizing and Approving (1) Sale of Assets Free and Clear of Liens, Claims and Encumbrances, Other Than Permitted Encumbrances, (2) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, (3)

Assumption of Certain Liabilities, and (4) Consummation of Transactions, pursuant to which they sought Bankruptcy Court approval for the sale to Spectrum of substantially all of Resource Pharmacy’s assets and the assumption and assignment of unexpired leases and executory contracts associated with the operation of Resource Pharmacy’s business (the “Sale Motion”).  The proposed sale to Spectrum was expressly subject to higher and better counteroffers by competing bidders.

At the hearing March 12, 2004 hearing on the Sale Motion, the Bankruptcy Court approved the sale of substantially all of Resource Pharmacy’s assets, and the assumption and assignment of unexpired leases and executory contracts associated with the operation of Resource Pharmacy’s business, to Omnicare, Inc. for a gross purchase price $5,000,000 (the “Sale”).  The order approving the sale provides that Sun Capital’s lien, and the liens of other Secured Creditors, shall attach to the proceeds of the Sale.  This Disclosure Statement and the Plan attached hereto as Exhibit “A” provides for the distribution to Resource Pharmacy’s Creditors of the proceeds of the sale of all or substantially all of Resource Pharmacy’s assets and the liquidation and distribution of any remaining unsold assets.  The sale was consummated on March 31, 2004.  Exhibit B to this Disclosure Statement reflects the assets of Resource Pharmacy as of the March 31, 2004 closing of the sale to Omnicare, as well as the assets as of the Petition Date, all at book value.  Cash and cash equivalents were retained by Resource Pharmacy.

F.                                      Post-Petition Adversary Proceedings, Contested Matters and Proposed Settlements

1.                                      National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF X, Inc., NPF XII, Inc., NPF Capital, Inc.

On May 20, 2003, Med, CDSI, CCG, CCS and Resource Pharmacy filed an adversary proceeding against NCFE and five legal affiliates of NCFE in the Bankruptcy

Court.  This adversary proceeding is captioned Med Diversified, Inc.; Chartwell Diversified Services, Inc.; Chartwell Care Givers, Inc.; Chartwell Community Services, Inc.; and Resource Pharmacy, Inc. v. National Century Financial Enterprises, Inc.; National Premier Financial Services, Inc.; NPF, VI, Inc.; NPF X, Inc.; NPF XII, Inc.; NPF Capital, Inc.; United States Bankruptcy Court for the Eastern District of New York, Adversary Proceeding No. 1-03-01320 (the “NCFE Adversary Proceeding”).

In the NCFE Adversary Proceeding, the Debtors assert 24 counts against NCFE, among other things seeking (i) equitable and declaratory relief against NCFE, including an accounting, a recharacterization of NCFE’s claims against the Debtors, the equitable subordination of NCFE, and relief for unjust enrichment of NCFE, (ii) relief for bankruptcy causes of action under Sections 510, 542, 547, 548, 549 and 550 of the Code, including turnover of assets, avoidance of pre- and post-petition transfers, and (iii) monetary damages for NCFE’s breaches of the SSAs, NCFE’s breaches of the February 2000 Preferred Provider Agreement, for conversion and fraud by NCFE, and for breaches of NCFE’s commitments to release collateral in connection with the issuance of the December 2001 Debentures to the Bank.

To support their counts, the Debtors contend that the defendants in the NCFE Adversary Proceeding (the “NCFE Defendants”) engaged in a course of conduct whereby they fraudulently promised attractive returns to investors.  The Debtors believe that the NCFE Defendants diverted investments and concealed their schemes by fraudulently manipulating the use of new investments.  The Debtors’ believe that the NCFE Defendants, directly or indirectly own approximately 40% of Med’s outstanding common stock, that they exercised financial control over the Debtors, and that they used the Debtors as an instrumentality to further this fraudulent conduct, thereby harming the Debtors’ estates.

Further, the Debtors allege that NCFE’s breaches of the SSAs and deviation from their terms caused the Debtors to pay excessive fees and charges, led to improper manipulation of the reserve accounts and to the miscalculation of subservicing fees, excess accounts receivable proceeds payments and other amounts due and owing to the Debtors.  Through the NCFE Adversary Proceedings, the Debtors sought to recover these excessive fees, the overfunded reserves and unpaid subservicing fees and other amounts.

Among other things, the Debtors allege in the NCFE Adversary Proceedings that, by virtue of the NCFE Defendants’ direct and indirect Med stock ownership and their dominion and control over the Debtors’ cash flow through the SSAs, NCFE exercised financial and economic control over the Debtors.  Accordingly, in the NCFE Adversary Proceeding, the Debtors sought (i) to recharacterize as equity interests certain claims asserted by NCFE against the Debtors, including the Debtors’ alleged obligations to pay purported secured and unsecured loans, “purchases” of receivables and other advances outside of the program established under the SSAs, and (ii) to the extent that such NCFE claims are so recharacterized as equity interests, to subordinate those interests to those of the other equity holders.

Further, in addition to any damages that the Bank incurred, the Debtors also sought  recovery for damages the Debtors incurred as a result of  NCFE’s breach of its commitments to release certain collateral in connection with the December 2001 Debentures issued to the Bank.

On August 8, 2003, NCFE answered the complaint in the NCFE Adversary Proceeding.  In that answer, NCFE admitted that it overfunded certain healthcare providers causing them to pay additional fees, that the reserve accounts were underfunded and that it could not account for up to $2.5 billion of NCFE funds.  Notwithstanding those admissions, however, NCFE denied all material allegations by the Debtors in the NCFE Adversary Proceedings, including any allegation that NCFE (i) was an insider, (ii) exercised financial or economic control over the Debtors, or (iii) breached any obligations to the Debtors under the SSAs or any other agreement.  Further, NCFE asserted various affirmative defenses including, among other things, an assertion that the Debtors’ claims were barred by their own conduct and restating their proofs of claim.

2.                                      CCG Committee Objection to the Bank’s Claims

On July 3, 2003, the CCG Committee filed a lawsuit and objection to claims against the Bank in the Bankruptcy Court (Official Committee of Unsecured Creditors of Chartwell Care Givers, Inc. v. Private Investment Bank Limited, United States Bankruptcy Court for the Eastern District of New York, Adversary Proceeding No. 03-8296).  The lawsuit contains four counts against the Bank as follows:  1) avoidance of claims and transfers pursuant to 11 U.S.C. § 548; 2) avoidance of claims and transfers pursuant to 11 U.S.C. § 544 and New York debtor and creditor law; 3) declaratory judgment that the Bank’s claims against CCG are non-recourse; and 4) objection to claims.  Through the lawsuit and objection to claims, the CCG Committee alleges that CCG and other subsidiaries of Med, which would include Resource Pharmacy, did not receive anything of value in exchange for the grant of collateral to the Bank, and did not receive reasonably equivalent value in exchange for the liens and claims asserted by the Bank.

The Bank answer was scheduled, by the Bankruptcy Court, to be due on August 6, 2003.  On or about October 6, 2003, the Bankruptcy Court entered the Stipulated Order Allowing the Debtors Request for an Extension of the Exclusivity Periods and Allowing the Motion by Official Committee of Unsecured Creditors for Chartwell Care Givers, Inc. to Commence and Prosecute Litigation Against Private Investment Bank Limited and Others.

In accordance with the foregoing stipulation, the Bank timely filed an answer to the complaint on November 5, 2003.  Discovery was proceeding in this matter and a pretrial conference was scheduled for April 14, 2004, with a trial scheduled to commence no later than July 1, 2004.  On February 27, 2004, the CCG Committee filed the Motion for Extension of Discovery Deadlines and Continuance of Dates for Pretrial Conference and Trial.  Through the foregoing motion, the CCG Committee requested a continuance of the discovery, pretrial and trial dates due to a settlement reached by and between the CCG Committee and the Bank, and the CCG Committee’s desire to avoid potentially incurring unnecessary costs to complete discovery and prepare for litigation in the event the Bank successfully sponsors a plan of reorganization.

3.                                      The Settlements by and among the Bank, NCFE and the CCG Committee

The settlements described below are subject to Bankruptcy Court approval, which approval hearing is scheduled for June 25, 2004.  The standards of Fed. R. Bankr. P. 9019 shall be applied in connection with consideration of the approval of the settlements.

In February, 2004, the Bank and NCFE, with its jointly administered debtor affiliates (the “NCFE Debtors”), entered into a Settlement Agreement and Release (the “Bank/NCFE Settlement Agreement”).

In the Bank/NCFE Settlement Agreement, the NCFE Debtors assign to the Bank all of their rights and interests in and to its claims against and interests in, among others, the Debtors and certain of Med’s non-debtor subsidiaries; provided, however, that the NCFE Debtors do not transfer their interests in and claims to a certain escrow account maintained by Sun Capital (the “Sun Capital Escrow Account”).  A condition precedent to this assignment is that the Debtors and the Med Committee release:  (1) all claims that the Debtors may have against TLC; (2) all claims that the Debtors may have against the NCFE

Debtors and (3) all claims that the Debtors may have against a certain escrow account maintained by Sun Capital Escrow Account.  To the extent that these conditions precedent are not satisfied and are waived by the NCFE Debtors then the Bank agrees to pay to the NCFE Debtors any proceeds of any recovery by the Bank on claims which the NCFE Debtors have assigned to the Bank in an amount equal to the amount by which the NCFE Debtors’ claims against the TLC estate are diminished by the failure of these conditions precedent.

In the Bank/NCFE Settlement Agreement, the Bank assigns to the NCFE Debtors all of its rights and interests in and to its claims against and interests in the TLC Debtors.  A condition precedent to this assignment is that TLC Debtors and the official committee of unsecured creditors in the TLC Debtors bankruptcy cases release all claims that TLC may have against, among others:  (1) the Debtors and certain of Med’s non-debtor subsidiaries; and (2) the Bank.  To the extent that these conditions precedent are not satisfied and are waived by the Bank, then the NCFE Debtors agree to pay to the Bank any proceeds of any recovery by the NCFE Debtors on claims which the Bank has assigned to the NCFE Debtors in an amount equal to the amount by which the Bank’s claims against the Debtors’ estates are diminished by the failure of these conditions precedent.

With respect to the Sun Capital Escrow Account:  (1) the cash amount of $400,000 is to be paid to the Bank; and (2) the remainder of the Sun Escrow Account is to be transferred to the NCFE Debtors.

In February, 2004, the Bank and the CCG Committee entered into a term sheet (the “Bank/CCG Committee Settlement Agreement”) which documented a separate settlement between those parties.  Under the Bank/CCG Settlement Agreement, the Bank agreed to the terms of a plan of reorganization.  Under the Bank/CCG Settlement Agreement, general unsecured creditors of CCG were to be the beneficiaries of a note in the face amount of $1.8 million, payable over one year at a rate of six per cent (6%), on a two year amortization schedule.  This note was to be secured by a first priority blanket lien on all of the assets, subject to certain working capital financing.  Further, if the Med general unsecured creditors collectively received more than $1.8 million on account of their claims, then CCG’s general unsecured creditors would receive a like amount in excess of $ 1.8 million, with a cap of $550,000 on such excess.  As a result of the Med Settlement (defined below) the general unsecured creditors of CCG were to receive a note for $2,350,000.  This settlement has since been modified such that on the Effective Date, the CCG Creditors’ Trust, established for the benefit of general unsecured creditors of CCG, will receive a cash payment of $2,350,000.

4.                                      The Settlement by and among the Bank, NCFE and the Med Committee

The settlements described below is subject to Bankruptcy Court approval, which approval hearing is scheduled for June 25, 2004.  The standards of Fed. R. Bankr. P. 9019 shall be applied in connection with consideration of the approval of the settlements.

a.                                       The Objection to Bank’s Claim

In February, 2004, the Med Committee filed an objection to the Bank’s Claims (the “Med Committee Claim Objection”), wherein, among other things, the Med Committee challenged the perfection of the Bank’s security interest in the Debtors’ equity interest in non-debtor affiliates and sought to equitably subordinate the Bank’s Claims.

b.                                       The Motion to Substantively Consolidate

In March 2004, the Med Committee filed a motion seeking to substantively consolidate the estates of Med, CDSI, CCG, CCG, Trestle, and Resource Pharmacy (the “Committee’s Motion for Substantive Consolidation”).

c.                                       The Settlement

In March, 2004, the Bank, the Med Committee and NCFE, with its jointly administered debtor affiliates (the “NCFE Debtors”), agreed to settle, among other things, the Med Committee Claim Objection and the Med Committee’s Motion for Substantive Consolidation (the “Med Settlement”).  The terms of the Med Settlement are incorporated in the Plan.

Pursuant to the Med Settlement, the Med Creditors’ Trust, for the benefit of the holders of Allowed Med Claims in Class 10A (i.e. the holders of general unsecured claims against the Debtor excluding the holders of Magliochetti Related Claims), shall receive $5,250,000 on the Effective Date of the Plan (the “Med Settlement Payment”).  The Med Committee’s Motion for Substantive Consolidation will be withdrawn, and the claims of the Bank and NCFE will be allowed in the manner described as Class 1 and Class 2 creditors.

d.                                       Analysis of the Settlement

The following is the Debtor’s analysis of the Med Settlement:

(i)                                     The Objections to Bank’s Claim

On February 20, 2004, the Med Committee filed an objection to the Bank’s claim (the “Med Committee Claim Objection”).  The Bank filed a proof of claim for $150 million, of which approximately $57 million was for principal, with the balance consisting of interest, costs, and punitive and other damages.

The Med Committee alleged a number of theories in support of its objections to the Bank’s claim.  First, it argued that the Bank did not have a properly perfected security interest in CDSI’s partnership interest in a non-debtor subsidiary, CHT.  It argued that the partnership interest was a general intangible, and that the Bank’s liens referred to an equity security interest, a term not defined by the Uniform Commercial Code.  Second, it argued that the Bank’s liens against the Med Subsidiaries’ equity interests in the NCOEs were invalid since they were mis-described as capital stock or an equity security of a Med Subsidiary, and Med did not hold a controlling interest in most of the NCOEs.  Third, the Med Committee argued that the grant of the liens in the NCOEs was unauthorized since the holder of a 0.5% partnership interest in CHT did not approve the grant.

Fourth, the Med Committee argued that the Bank’s claim should be equitably subordinated.  The Med Committee’s equitable subordination argument was premised on an allegations that the Bank was improperly granted liens on the NCOEs, that the Bank knew or should have known that the liens were unauthorized, that the Bank refused to terminate its liens, that the NCOEs stopped making distributions after learning of the allegedly improper liens, that the Bank only agreed to terminate its liens after entering into the Proceeds Distribution Agreement (which ultimately resulted in the Bank receiving approximately $3 million after the petition was filed), and that the Proceeds Distribution Agreement was disclosed to the Bankruptcy Court close to the time the preference period would have expired.  The Med Committee’s fifth argument was that the Bank aided and abetted a breach by officers of the Debtors of their fiduciary duty to unsecured creditors, since the Debtors allegedly should never have pledged the assets of the NCOEs to the Bank.  The Med Committee’s final argument is that the Bank is or was an insider, and that transfers to it are subject to a one-year avoidance period because the liens obtained by the Bank allegedly allowed it to control the Debtors.

The Bank disputed all of these arguments and related allegations by the Med Committee.

(ii)                                  The Motion to Substantively Consolidate

On or about March 5, 2004, the Med Committee filed a motion to substantively consolidate (the “Substantive Consolidation Motion”) the estate of the Debtors (Med, CDSI, CCS, CCG, Trestle and Resource Pharmacy).  In the Substantive Consolidation Motion, the Med Committee argued that after Med acquired CDSI in August 2001, even though the transaction was structured as an acquisition of CDSI as a wholly-owned subsidiary of Med, it was in fact treated as a merger with Med.

In support of this argument, among other things, the Med Committee cited to (1) press releases which refer to the CDSI acquisition as a merger; (2) CDSI management’s assumption of management positions at both the Med and CDSI levels; (3) CDSI’s functioning as the cash concentration vehicle for Med and the Chartwell Debtors; (4) Med’s failure to allocate overhead operating costs between the Debtors; (5) CDSI’s payment of bills and expenses owed by other debtor entities; (6) the merger of Med’s accounts into CDSI’s accounts for a three-month time period; (7) published references to Med’s subsidiaries as “divisions”; (8) consolidated financial statements; (9) assertions that certain creditors purportedly looked to the combined assets of the Debtors to satisfy obligations of individual Debtors; (10) an alleged lack of documented action by the boards of the Debtors; (11) the fact that the Debtors had some common officers and directors; and (12) the fact that Med’s subsidiaries benefited from Med’s borrowings.

The Bank disputed all of these arguments and related allegations by the Med Committee.

(iii)                               The Med Settlement

In March 2004, the Bank, the Med Committee and NCFE, with NCFE’s jointly administered debtor affiliates, agreed to settle, among other things, the Med Committee Claim Objection, the NCFE Adversary Proceeding, and the Med Committee’s Motion for

Substantive Consolidation (the “Med Settlement”).  The terms of the Med Settlement are incorporated in the Plan.

Pursuant to the Med Settlement, the Med Creditors’ Trust, for the benefit of the holders of Allowed Claims in Class 10A (i.e., the holders of general unsecured claims against the Debtor excluding the holders of Magliochetti Related Claims), shall receive $5,250,000 on the Effective Date of the Plan (the “Med Settlement Payment”).  The Med Committee’s Motion for Substantive Consolidation will be withdrawn, the Med Committee Claim Objection will be dismissed, as will the NCFE Adversary Proceeding.  The claims of the Bank and NCFE will be allowed in the manner described as Class 1 and Class 2 Creditors.  The Magliochetti Related Claims are separately classified with the consent of, and pursuant to the settlement with the Med Committee, in order to avoid diluting the substantial $5.25 million fund available to satisfy the holders of allowed Class 10A Claims.  The percentage recovery on account of the allowed Class 10B Magliochetti Related Claims shall not exceed the percentage recovery on account of the allowed Class 10A Claims.

In connection with the Med Settlement, upon the Effective Date of the Plan, the Bank would indirectly acquire the equity interests of Med’s debtor and non-debtor subsidiaries and affiliates, with the exception of Med’s equity interests in TLC.  Attached hereto as Exhibit “C” is a feasibility analysis prepared by the Bank which sets forth the projected values of these interests, both now and in the future, which analysis presupposes that the Plan will be confirmed.

In addition, as contemplated by the Med Settlement, the Bank will be the beneficiary of monies that are recovered by the Litigation Trust and the Litigation Trust will have assigned to it all litigation claims, including avoiding action claims, that are held by Med, CDSI, CCS, Trestle and Resource Pharmacy.  The Bank will also receive the litigation claims held by CCG, save for the avoiding action claims, which will be prosecuted for the benefit of the unsecured creditors of CCG, with the Bank entitled to 25 percent of net recoveries from those claims, if any.  It is difficult to place a value on the litigation claims described in Section II.D(6) of this Disclosure Statement, because the liability issues are hotly contested and there may also be issues of collectability in the event that affirmative judgments are obtained.

As further contemplated by the Med Settlement, NCFE would receive Med’s equity interests in TLC.  Subject to consummation of the sale of the TLC businesses now contemplated in the TLC Bankruptcy (as described in Section II.D(8) of this Disclosure Statement), it is estimated that the value of this equity interest may be in the range of $10 to $15 million.  Med’s equity interests in TLC are pledged to the Bank and, as part of the Bank’s settlement with NCFE, the Bank is releasing that lien in conjunction with the Debtor’s transfer of the stock to NCFE.

(iv)                              Analysis of the Med Settlement

This Plan effectuates settlements between the Debtors and the Bank, between the Debtors and NCFE, between the Bank and NCFE, as well as the Med Committee’s claims against those entities and its request for substantive consolidation.

In considering whether to approve settlements under Fed. R. Bankr. P. 9019, courts have analyzed several factors when determining whether the proposed settlement meets the requisite standards of fairness, equity and reasonableness.  The first factor is the probability of success in the litigation.  It is highly uncertain whether the Med Committee Claim Objection would be granted.  No issues were raised to rebut the Bank’s claim that its $70 million loan to the Debtors was a business transaction between unrelated parties, nor was there any suggestion that the Bank was affiliated with NCFE or insiders of NCFE or the

Debtors.  The Bank is audited by a major international accounting firm and has withstood regulatory scrutiny by agencies of the United States, and there has been no suggestion of any improprieties.

The Med Committee argued that the Bank did not have a properly perfected security interest in CHT, a subsidiary of CDSI, which itself was a subsidiary of Med.  The Med Committee did not, however, argue that the Bank did not have a properly perfected security interest in Med’s equity interest in CDSI.  Accordingly, unless the Med Committee was successful in equitably subordinating the Bank’s claim and/or the Substantive Consolidation Motion were granted, avoidance of the Bank’s liens on the equity interests of CHT would not have benefited Med’s unsecured creditors, because any value in CHT and the NCOEs would have flowed to CDSI and the Bank’s claim against CDSI is sufficiently large such that there would have been little if any value remaining for Med and its creditors if the Bank foreclosed its lien on Med’s equity interest in CDSI.  There are also substantial questions as to whether the Med Committee’s argument that the Bank did not have a perfected security interest in CHT was correct.  Among other things, the Bank argued that under Section 9-108(B) of the Uniform Commercial Code, the description of the collateral was sufficient to perfect its lien.  The Med Committee’s argument that the Bank did not have a lien on the NCOEs was similarly contested, with the Bank contending that the consent of the holder of a .5 percent interest was not required from either a practical or a legal standpoint, that there were express representations concerning authorization in the underlying documents, and that the signatories had apparent if not actual authority to execute the documents.

With respect to the equitable subordination arguments raised by the Med Committee, the Bank disputed that it knew or should have known that the liens were not authorized since, among other things, there were representations in the underlying agreements recounting that there was express authorization, there were issues concerning apparent authority to have granted the liens, and there was detrimental reliance by the Bank in connection therewith.  The notion that the Bank was an insider would be exceedingly difficult to prove, since it had no role in selecting management for any of the Debtors, did not have special access to any of the Debtors’ premises or personnel, was not the Debtors’ sole (or even principal) source of financial support, and did not influence management decisions by any of the Debtors or otherwise exert any control over the Debtors.

Further, there is a strong argument that nothing relating to the Bank’s dealings with the NCOEs or the Proceeds Distribution Agreement is relevant to the Med Committee’s equitable subordination arguments against the Bank.  Equitable subordination in favor of pre-petition creditors such as the Med Committee must be based upon the subordinated creditor’s pre-petition behavior.  The disputes over the Bank’s NCOE liens, the NCOEs withholding or threatened withholding of distribution payments, and the Bank’s dealings with respect to the Proceeds Distribution Agreement all occurred after the Debtors’ filed their bankruptcy petitions.  Accordingly, those things can have had no effect on any of the Debtors’ pre-petition creditors’ decisions to extend credit  to the Debtors, nor can those things otherwise have directly harmed anyone whose claims arose prior to the Debtors’ bankruptcy filings.  The fact that the Bank ultimately received approximately $3 million in proceeds as a consequence of entering into the Proceeds Distribution Agreement also would not, even if somehow found to be improper or voidable, appear to support subordination of the entirety of the Bank’s claim.  The notion that the Bank could be liable for aiding and abetting a breach of fiduciary duties by officers of the Debtors is problematic, because the officers who authorized the granting of liens on the NCOE-related interests were acting in their capacity as officers of non-debtor subsidiaries.

The outcome of the Debtors’ adversary proceeding against NCFE is also uncertain.  There is no question that NCFE advanced many millions of dollars to the Debtors.  NCFE argued that much of the money advanced to the Debtors came from special purpose entities whose monies were raised in the public markets and that, as a result, it would be improper to exact redress against these debtor entities since to do so would harm innocent creditors.  NCFE contended that, under the SSAs, it had the absolute right to terminate its financing with the Debtors and that the Debtors were in breach of the SSAs for, among other things, having failed to pay monies and, in any event, did not have sufficient collateral in light of over-advances that had been made to the Debtors.  NCFE further argued that that recharacterization of the alleged loans would be improper because the Debtors characterized these advances as loans in Med’s public filings with the SEC.  NCFE further contended that NCFE, as opposed to the Debtors, suffered damages since the monies advanced by it to the Debtors were not repaid.  Further, several millions of dollars of accounts receivable that NCFE had allegedly “purchased” from the Debtors were collected by the Debtors after they were cut off from funding, which NCFE alleges was done in violation of the terms of the SSAs.  On the other hand, the Debtors contended their actions in that regard were proper in the light of NCFE’s breaches.

Whether the Med Committee’s Substantive Consolidation Motion would have been granted is also uncertain.  To prevail on that motion, the Med Committee would have to demonstrate that creditors dealt with the separate Debtor entities as a single economic unit and did not rely on their separate identity in extending credit, or that the affairs of the Debtors were so entangled that consolidation would benefit all creditors.  The creditors of the other Debtors had a significant interest in disputing that they did not rely on the separate identity of the Debtors in extending credit since the Debtor, as a holding company, had limited assets with which to share with a combined creditor pool.  In fact, creditors in several of the different Debtor estates have voiced their view that the Debtors were not perceived as a single economic unit.  The second part of the test, whether consolidation would benefit all creditors of the Debtors, would be hotly contested because substantive consolidation would have significantly reduced the dividend that creditors in other Debtor estates, including Resource Pharmacy’s, would have received, particularly had no settlements with the Bank and NCFE been reached.  The Debtors and those creditors opposing substantive consolidation could rely upon the fact that Med, the parent of the other Debtors, was a public company and, as such, detailed the separate existence the various Debtors and other Med subsidiaries in numerous public filings with the SEC; that consolidated financial statements for a parent and subsidiaries are the norm, indeed required, for public companies like Med; that common officers and directors are also typical in these types of public companies; that subsidiaries frequently benefit from their parents’ borrowings; that the Debtors’ records were sufficiently detailed such that it was possible to allocate expenses as between the separate Debtors; and that substantive consolidation could have substantially prejudiced creditors in certain Debtor estates because it would have impaired their ability to attack the amount and liability of the claims asserted by the Bank and NCFE.

A second factor in support of the fairness and reasonableness of the Med Settlement is the complexity and cost of the litigation that would follow absent such a settlement. The expense, inconvenience and delay necessarily attending to such litigation, involving numerous parties asserting numerous competing arguments and claims, would be substantial.  These proceedings raised issues involving hundreds of millions of dollars in transactions, complex accounting, and would have involved numerous witnesses.  Litigating to conclusion the Med Committee Claim Objection, the Substantive Consolidation Motion, and the NCFE Adversary Proceeding would have involved extensive discovery on, and the trial of, complex issues at significant expense to the Debtor’s estate, the Bank and NCFE.  Indeed, such litigation might have imperiled the survival of the Debtors’ operating businesses.

An additional concern was how Med, which is administratively insolvent, could pursue such litigation to a conclusion.  A third factor, difficulties in collection, is not germane with respect to the Bank.  Any affirmative recoveries against NCFE, however, would likely be characterized as unsecured claims, and would have had to share in a very small asset pool with over a billion dollars of other claim holders in the NCFE bankruptcy cases.  It is also worth noting that unless the Debtors and Committee prevailed on their litigation claims against both the Bank and NCFE, the prospects of unsecured creditors receiving a meaningful dividend was unlikely.

A final factor to be considered is the paramount interest of creditors and a proper deference to their reasonable views.  The Med Committee aggressively represented the interests of general unsecured creditors and is a proponent of the settlement and supports the plan.  The settlement also frees other Debtors from being embroiled in time-consuming and expensive litigation, paves the way for creditors to receive a significant dividend, and allows the operating businesses of the Debtors to be reorganized.  The Med Settlement also obviates the need for the Debtors’ estates to continue with the litigation pending in the NCFE bankruptcy cases, and resolves intercompany disputes with TLC (with the Debtors and TLC exchanging mutual releases), although the settlement with TLC remains to be finalized.

Accordingly, in the light of the foregoing, the Debtors believe that the Med Settlement has far-reaching benefits for Debtors and their creditors in a number of cases, including Resource Pharmacy’s.

III.                                 ASSETS AND LIABILITIES OF THE DEBTOR’S ESTATE

As a consequence of the Closing of the Sale and the withdrawal of the Med Committee Motion to Substantively Consolidate, the Debtor’s assets consist of the proceeds from the Sale and the Excluded Assets, which consist of Resource Pharmacy’s cash on hand prior to the closing, as well as any proceeds the Debtor may recover on account the Recovery Rights.  The Debtor’s liabilities consist of Secured Claims, Administrative Claims, Priority Claims, Tax Claims and General Unsecured Claims against the Debtor in this case.

In summary, the Estate’s assets and the claims against the Estate are estimated as follows.

A.                                    Assets

The Assets on hand as of the filing of this Disclosure Statement are as follows:

1.                                       Cash on Hand Expected to be Available for Distribution:  The Debtor holds approximately $5 million in cash and cash equivalents.  This cash will be available to fund the Plan and be distributed to administrative claimants and creditors.

2.                                       Recovery Rights: Based upon a preliminary analysis conducted by the Debtor, there appear to be few, if any, preference, fraudulent conveyance or other avoidance actions available to the Estate to generate additional assets for the Estate.  The Debtor’s Statements of Financial Affairs on file with the Court disclosed: (i) all payments to creditors made within ninety (90) days of the Petition Date; (ii) all payments to insiders made within one (1) year of the Petition Date; and (iii) all distributions to an insider of the Debtors, including compensation in any form, bonuses, loans, stock redemptions, and options exercised within one (1) year of the Petition Date.  The Debtor has begun investigating the Recovery Rights and a list of all presently-known potential preference and fraudulent transfer actions and the possible recoveries is attached hereto as Exhibit “D.”  The actions listed on Exhibit “D” do not represent a definitive list of all such actions.  The Debtor is investigating, and the Litigation Trust Trustee will continue to investigate, the Debtor’s books and records for any and all such actions, and to the extent determined to be actionable and material, the Debtor or the Litigation Trust Trustee will pursue them.  Pursuant to section 546 of the Code, avoidance actions under sections 544 through 551 of the Code must be commenced prior to November 27, 2004.  To date, the Debtor has not commenced any recovery actions in this case.  The Debtor has, however, reviewed the potential preference and fraudulent transfer actions identified in Exhibit “D.”  Although the nominal amounts of the transfers are listed in Exhibit “D,” the Debtor cannot accurately estimate the likely recoveries by the Litigation Trust because each claim must be analyzed to determine if any defenses exist, and to be sure that any potential recovery is sufficient to justify the expense of prosecution of the recovery action.

B.                                    Liabilities

The above-described assets are available to satisfy the following claims pursuant to the Plan:

1.                                       The Bank’s Secured Claims Against the Debtors.

On April 21, 2003, the Bank filed a proof of claim in the amount of $150 million in each of the Debtors’ chapter 11 cases.  The Bank’s claims against the Debtors are filed as secured claims.

2.                                       The Debenture Transactions between the Bank and the Debtors

As described in more detail below, the Bank’s claims against the Debtors arise from a series of financings between the Bank and the Debtors beginning in September 2001,

including the issuance of certain secured debentures in two phases, in September and December 2001 (collectively, the “Original Debentures”), and culminating in a litigation settlement on August 14, 2002.  As discussed below, as part of that settlement, Med issued to the Bank five amended debentures dated as of June 28, 2002  (the “Amended Debentures”), in an aggregate principal amount of $57.5 million, which are secured by various assets of Med and the other Debtors.

The purchase, issuance, and enforcement of the Amended Debentures that gave rise to the Bank’s claims against the Debtors all occurred in business transactions between unrelated parties.  On the Debtors’ best information and belief, none of the Bank, the Bank’s parent, Banque de Patrimoines Privés Genève BPG SA (“BPPG”), or Societe Financiere du Seujet, Ltd. (“SFSL”) is now, or ever has been, affiliated with or otherwise related in any way to any of the Debtors, NCFE, TEGCO Investments, LLC (“TEGCO”) or any of their respective present or former directors, officers or controlling shareholders.

The Bank, the source of the funds advanced in connection with all of the Original Debentures (as well as the source of the extension of that original credit evidenced by the Amended Debentures), is a regulated and highly reputable international financial institution.  On the Debtors’ best information and belief, the Bank is now, and has been at all times since its first transactions with the Debtors, in good standing with its home country regulators as well as with relevant U.S. authorities.  The Bank is a licensed and regulated Bahamian bank and trust company subject to regulation and supervision by Bahamian bank regulatory authorities.  The Bank is a wholly owned-subsidiary of BPPG, a private bank organized and based in Geneva, Switzerland that is subject to regulation and supervision by the Swiss Federal Banking Commission.  Each of the Bank and BPPG is a qualified intermediary registered with United States Internal Revenue Service and compliant with the Patriot Act of 2001.

All of the principal documents relating to the Amended Debentures and the Original Debentures have been put into evidence in these Bankruptcy Cases.  These documents and the related transactions have been reviewed by the Med Committees, the Debtors and various other parties with an interest in these matters.  For the convenience of holders of Claims considering the Plan, however, the following provides an overview of the history and transactions giving rise to the Amended Debentures and the Bank’s claims against the Debtors.

3.                                       The September 2001 Debentures

In September 2001, Med secured $40 million in convertible debenture financing through SFSL, an investment bank based in Geneva, Switzerland.  Acting as an intermediary between Med and the Bank, SFSL arranged for the funds advanced in consideration of the debentures issued by Med in this financing (the “September 2001 Debentures”) to come from the Bank.  Accordingly, SFSL transferred the September 2001 Debentures to the Bank in connection with their issuance.

The September 2001 Debenture transaction between Med and SFSL/the Bank was a business transaction between those unrelated parties.  At the time that SFSL presented the Bank with the opportunity to invest in the September 2001 Debentures, the Bank believed that they represented an adequately-secured and very short term investment, offering an attractive rate of return.

Among other things, the September 2001 Debentures bore interest at LIBOR plus two percentage points.  At the time of their issuance, this amounted to an interest rate of approximately 5.5% per annum.  The September 2001 Debentures were due on December

20, 2001.  By their express terms, the September 2001 Debentures were also secured by shares of Med’s Common Stock (“Med Shares”), then publicly traded on the American Stock Exchange (“AMEX”).  Based on the trading price of Med Shares on AMEX at the time the September 2001 Debentures were issued, the value of the Med Shares securing those debentures was substantially in excess of the indebtedness secured.

Med and the other Debtors used the net proceeds of the September 2001 Debentures to purchase TLC, to restructure corporate and service offices and to settle certain litigation.

4.                                       The December 2001 Debentures

As the September 2001 Debentures were coming due in late December 2001, Med arranged with the Bank to extend the term of that existing $40 million in indebtedness (rather than repay it when then due), and to sell an additional $30 million of new debentures to the Bank.  This extension of Med’s existing debt, together with an additional $30 million advanced by the Bank, resulted in an aggregate principal amount of $70 million owed to the Bank by Med.  This was evidenced by new debentures in that amount issued by Med to the Bank (the “December 2001 Debentures”).   Med paid the Bank the accrued and unpaid interest on the September 2001 Debentures in connection with the December 2001 Debenture transactions.

Like the September 2001 Debenture transaction, the December 2001 Debenture transaction between Med and the Bank was a business transaction between unrelated parties.  At the time that Med negotiated with the Bank concerning the December 2001 Debentures, the Bank believed that they represented an adequately-secured short term investment, offering an attractive rate of return.

Among other things, the December 2001 Debentures bore interest at seven percent (7.0%) per annum.  The December 2001 Debentures were due on June 28, 2002.  By their express terms, the December 2001 Debentures were to be secured by certain accounts receivable of Med and its subsidiaries with a gross value equal to at least 1.4 times their $70 million principal amount.  The Bank insisted on having this accounts receivable collateral for the December 2001 Debentures because, among other things, those debentures represented a larger and somewhat longer-term investment than the September 2001 Debentures, and because  Med’s stock price – and, hence, the value of the Med Shares securing the September 2001 Debentures – had declined, leaving the Bank dissatisfied with only Med equity as collateral for the debt.

By reason of NCFE’s failure to honor its undertakings to Med in connection with accounts receivable collateral for the December 2001 Debentures, Med was unable to furnish such collateral to PIBL.  At the time of the December 2001 Debenture transaction, the accounts receivable collateral securing the December 2001 Debentures was pledged to certain of the NCFE Debtors and the associated lockbox accounts (into which the proceeds of those accounts receivable were directed) were under the control of NCFE and other NCFE Debtors.  But, as the Debtors allege in their adversary proceedings against the NCFE Debtors in these Bankruptcy Cases (discussed below in Section [II.D.6(b)] of this Disclosure Statement), NCFE had agreed to cause the release of that pledge and to have the collateral assigned to the Bank in connection with the new $70 million financing arrangement.  As the Debtors also allege in those adversary proceedings, Med’s failure to provide the promised collateral for the December 2001 Debentures resulted from NCFE’s own breaches of its obligations in connection with the December 2001 Debenture transactions.

The Bank was unaware of these breaches at the time of the December 2001 Debenture transactions.  On December 28, 2001, believing that Med had complied with the collateral arrangements, the Bank agreed to surrender the September 2001 Debentures and approved release of the additional Bank funds held in escrow in consideration of the issuance of the December 2001 Debentures.  Unbeknownst to the Bank at the time, however, this occurred prior to NCFE’s release and reassignment of the accounts receivable and associated lockbox accounts.  As a result, that collateral, promised to the Bank under the terms of the December 2001 Debentures, remained under the control of NCFE and subject to the claims of the NCFE Debtors.

Med and the other Debtors used the extended credit and other proceeds of the December 2001 Debentures to attempt to purchase Addus Healthcare, Inc., for further restructuring of their corporate and service offices, and for general working capital.

5.                                       The Litigation and Settlement relating to the December 2001 Debentures

Following the issuance of the December 2001 Debentures, when the Bank learned of the inadequacy of the accounts receivable collateral pledged to secure the December 2001 Debentures, the Bank demanded that Med cure those breaches.  Notwithstanding repeated demands by the Bank, Med never did so.  As the Debtors allege in their adversary proceedings against NCFE, this continued failure was the result of breaches by NCFE.  After months of demands, disputes and discussions, the situation eventually led to litigation beginning in May and June 2002 among the Bank, Med, NCFE and certain of their respective affiliates.

After two months of litigation, on August 14, 2002, the Bank, Med and NCFE agreed to a settlement involving the partial payment and restructuring of the indebtedness owed to the Bank in connection with the December 2001 Debentures, all effective as of June 28, 2002 (the “August 2002 Settlement”).

6.                                       The August 2002 Settlement and the Amended Debentures

In connection with the August 2002 Settlement, the Bank, NCFE, Med,  the other Debtors and certain other Med affiliates entered into various agreements, including, without limitation, the Amendment Agreement dated as of June 28, 2002 (the “Amendment Agreement”).  Pursuant to the Amendment Agreement and related documents, Med issued the Amended Debentures to the Bank in an aggregate principal amount of $57.5 million.  Among other things, these Amended Debentures extended the maturity date of the December 2001 Debentures for two years, to June 28, 2004.  In connection with the August 2002 Settlement, Med paid the Bank the accrued and unpaid interest on the December 2001 Debentures (including the debenture purchased by TEGCO).

As part of the August 2002 Settlement, TEGCO also agreed to purchase from the Bank one of the December 2001 Debentures (the “TEGCO Debenture”) for a purchase price of $12,500,000, the principal amount of that debenture.  TEGCO is a company indirectly owned and controlled by Frank Magliochetti (Med’s Chairman and CEO) or members of Mr. Magliochetti’s family.  As provided in the Amendment Agreement and related documents, the TEGCO Debenture is expressly subordinated to payment in full of the amounts owed to the Bank in connection with the Amended Debentures.  Certain of the NCFE Debtors provided some of the funds TEGCO used to acquire the TEGCO Debenture from the Bank.  In connection with that funding, those NCFE Debtors acquired certain rights against TEGCO, liens on certain assets of the Debtors and other claims against the Debtors.  As discussed in Section [II.D.6(e)] of this Disclosure Statement,  pursuant to the Bank/NCFE Settlement, the Bank will acquire those rights, interests and claims of the NCFE Debtors.

In connection with the execution of the Amendment Agreement, Med executed a Security Agreement dated as of June 28, 2002 (the “Med Security Agreement”), in which Med granted the Bank a security interest in, among other things, certain of Med’s accounts receivable and related contract rights and a pledge of stock in certain of its subsidiaries, including the Debtors, Resource Pharmacy, and Trestle (collectively, the “Med Subs”).

As part of the same transaction, certain of Med’s subsidiaries, including the Med Subs, executed a Med Subsidiaries Pledge and Security Agreement dated as of June 28, 2002 (the “Med Sub Security Agreement”), in which the Med Subs and certain other affiliated entities granted the Bank a security interest in, among other things, certain accounts receivable of such entities and a pledge of stock in certain of their subsidiaries.

The security interests the Bank received under the Med Security Agreement and the Med Sub Security Agreement were also evidenced by UCC-1 Financing Statements, which were filed on or about August 14, 2002.  Such security interests included a lien on all accounts receivable not “sold” to NCFE.  The Bank, through Citibank acting as its collateral agent, also took possession of the certificates evidencing the Med Subsidiaries’ stock pledged to secure the Amended Debentures.

The Amended Debentures, the Amendment Agreement, the Med Security Agreement, the Med Sub Security Agreement and the related documents provide the principal basis for the Bank’s claims against the Debtors in the Bankruptcy Cases.

7.                                       Events between the August 2002 Settlement and the Bankruptcy Filings by TLC and the Debtors; the Absence of Bank Influence over those Bankruptcy Filings

For about the first two months after the issuance of the Amended Debentures in the August 2002 Settlement, the Bank received timely payments of interest on and principal under the Amended Debentures as required under the Amendment Agreement.

By mid-October 2002, however, potentially serious issues had begun to develop between the Bank and the Debtors.  Through its counsel, the Bank questioned whether Med and the other Debtors were in full compliance with their commitments the Amendment

Agreement and related documents. Through its counsel, Med made proposals to the Bank to substantially restructure the Debtors’ ownership structure and to modify certain of the Debtors’ obligations under the Amendment Agreement.  Through its counsel, Med also informed the Bank that Med’s compliance with the Amendment Agreement was, in certain possibly material respects, frustrated by NCFE’s failure to comply fully with their commitments to the Debtors, including commitments relating to certain of the collateral securing the Amended Debentures.

Beginning in early November 2002, there were several discussions among the Bank, Med and their respective counsel during which the subject of possible bankruptcy filings by Med and its subsidiaries was raised.  At no time, however, did the Bank ever attempt to influence the timing or any other aspect of the subsequent bankruptcies of any of Med, the other Debtors, TLC or any other Med subsidiary.  In particular, the Bank never requested or in any way suggested that any of those entities avoid or delay a bankruptcy filing.  Quite to the contrary.  In their discussions prior to the bankruptcy filings by the Debtors, the Bank and its counsel made clear to Med and its counsel that, in the Bank’s view, Med and all of its subsidiaries were free, as they believed appropriate in the circumstances, to pursue any legally available course of action, including those available through bankruptcy.

The TLC Bankruptcy Cases were filed on November 8, 2002, the NCFE Bankruptcy Cases were filed on November 18, 2002, and the Debtors’ Bankruptcy Cases were filed on November 27, 2002.  The Bank timely filed proofs of claim against the Debtors in all of those bankruptcy cases.  The bankruptcies of the Debtors and the TLC Debtors were precipitated by NCFE’s failure to honor its financing obligations to the Debtors and the TLC Debtors.

8.                                       The Bank’s NCOE Liens, the Proceeds Distribution Agreement and the CHT Loan Agreement

Both the Med Sub Security Agreement and the Amendment Agreement identify the NCOEs as Med Subsidiaries subject to those agreements.  Both agreements contain signature blocks for the NCOEs to sign, as well as representations to the Bank that the signatories are authorized the bind the parties for whom they sign.  An officer of Med signed both agreements under the names of the NCOEs, as agent for the NCOEs.  In connection with the Amendment Agreement, the Med Sub Security Agreement and the Amended Debentures, the Bank caused to be filed UCC-1 Financing Statements (the “NCOE UCC1s”) encumbering the assets of the NCOEs (the “NCOE Liens”).

Pursuant to the Amendment Agreement and the Med Sub Security Agreement, the Bank also holds liens with respect to the assets of CHT and CMC, two non-Debtor Med Subsidiaries, securing the Amended Debentures.  CHT holds equity ownership interests in the NCOEs.  Among other things, CHT is entitled to receive certain distributions of cash from the NCOEs.  CMC is a party to certain management agreements with the NCOEs.  Among other things, CMC is entitled to receive certain payments from the NCOEs in connection with those agreements.

A few weeks after the bankruptcy filings by the Debtors and several months after the filing of the NCOE UCC1s, Med and some of the Med Subsidiaries raised disputes with the Bank about the NCOE Liens.  In particular, Med, CMC, CHT and certain of the NCOEs questioned the scope of the liens reflected in the NCOE UCC1s, and further questioned the propriety of whether such liens should have been filed.  Based on, among other things, the express provisions of the Amendment Agreement and the Med Sub Security Agreement and the signatures by Med’s officer on those agreements, as agent for the NCOEs, the Bank disputed any assertion that the NCOE Liens were improperly granted or filed, and further asserted that the Bank could have attempted to exercise its remedies against the NCOEs in connection with the NCOE Liens.

The Debtors believe that such an exercise of remedies by the Bank could have resulted in the cash flow from the NCOEs being entirely unavailable to the Debtors.  Based on the Debtors’ best information and belief, at the time of these disputes with the Bank, certain of the NCOEs had begun to delay or withhold distributions and other payments to CHT or CMC as a result of the disputes.

To resolve those disputes, the Bank agreed to remove its liens on the NCOEs themselves in exchange for expanded liens on CHT and CMC and receipt of certain of the NCOE payments to CHT or CMC (the “NCOE Distribution Proceeds”).  Before the resolution of those disputes, the NCOE Distribution Proceeds ordinarily would be paid to CHT or CMC (non-Debtors) and, then, shared by CHT and CMC with Med and the other Debtors.  The Bank’s removal of its liens on the NCOEs and the related settlement secured the Bank’s right to certain of  economic entitlements available to CHT and CMC, without directly encumbering the assets of the NCOEs.

Accordingly, on June 9, 2003, the Bank, CHT and CMC entered into a Proceeds Distribution Agreement relating to the NCOEs (the “Proceeds Distribution Agreement”).  Under the terms of the Proceeds Agreement, CHT agreed to split the NCOE Distribution Proceeds with the Bank.  Pursuant to the Proceeds Distribution Agreement, CHT and CMC caused the NCOEs to receive notices of irrevocable instruction that all distributions payable to or for the benefit of CHT or CMC be wired into accounts under the direction and control of the Bank.  In turn, within five business days of the Bank’s receipt of any such funds from the NCOEs, the Proceeds Distribution Agreement requires that the Bank, after collection of  a certain amount of the NCOE  Proceeds Distributions, must remit the remaining balance to

CHT.  In addition, pursuant to the Proceeds Distribution Agreement, each of CHT and CMC granted the Bank a first priority, perfected lien on all of the NCOE Distribution Proceeds and all of the other assets of CHT and CMC, including any monies CHT distributes to Med or the other Debtors.

While the Debtors could have sought to challenge the Bank’s liens on the NCOEs by having CHT file a bankruptcy petition, they determined that the consensual resolution of the disputes presented a more attractive alternative to the Debtors.  Among other things, had CHT filed a bankruptcy petition, the NCOEs’ hospital partners could have argued that, under the applicable NCOE partnership and LLC documents, it constituted an event of dissolution or otherwise entitled the NCOEs’ hospital partners to terminate CHT’s rights with respect to the NCOEs.  The law is not settled on this point.  As a result, the Debtors believed that a bankruptcy filing by CHT would have presented a substantial risk of material adverse consequences to CHT and the Debtors.  The Bank provided no direction to the Debtors as to whether CHT should file a bankruptcy petition.

Under the Proceeds Distribution Agreement, the obligation to split the NCOE Distribution Proceeds with the Bank terminates at the time when a reorganization plan is confirmed in the Bankruptcy Cases.  Upon execution of the Proceeds Distribution Agreement, the Bank promptly caused the NCOE UCC1s to be terminated.  The Bank has also honored its other obligations under the Proceeds Distribution Agreement, including timely remittances of NCOE Distribution Proceeds to CHT as required.  As of April 14, 2004, a total of $6,761,880 in NCOE Distribution Proceeds have been distributed under the Proceeds Distribution Agreement.  Of this amount, CHT or the Debtors have received $3,754,606.64 and the Bank has retained $3,007,273.36.

CHT, in turn, has made its share of the NCOE Distribution Proceeds available to the Debtors during their bankruptcy pursuant  to a Loan Agreement between CHT and the Debtors (the “CHT Loan Agreement”) approved by the Court in September 2003.  This source of financing  has allowed the Debtors to continue to operate their businesses, to pay professional fees in connection with their bankruptcy proceedings and to preserve the ongoing value of their businesses for a successful reorganization.  Moreover, the Debtors believe that this source of financing has been significantly less costly to the Debtors than potential alternative post-petition financing arrangements.  The Bank’s right, title and interest in CHT and CHT’s interest in the proceeds stemming from the CHT Loan Agreement have been documented and protected  pursuant to the CHT Loan Agreement and the Proceeds Distribution Agreement.

In order to facilitate the reorganization of certain of the Debtors and the orderly liquidation of Med, the Bank has agreed that, upon consummation of the Plan, the Bank will forego its lien on the priority administrative claim with respect to amounts advanced by CHT to the Debtors pursuant to the CHT Loan Agreement, and that CHT will not seek recovery on that administrative claim from the Debtors.

9.                                       NCFE’s Secured Claims Against the Debtor.

On April 21, 2003, NCFE filed three (3) proofs of claim against the Debtor in the aggregate amount of $4,294,402.20.  NCFE asserts that its Claims are secured by the Debtor’s accounts receivable, certain equipment and NCFE’s set off and/or recoupment rights.  $4,168,450.15 of NCFE’s claim is asserted on account of its “purchase” of accounts receivables from the Debtor pursuant to its Sales and Subservicing Agreement with the Debtor.  $125,952.05 of NCFE’s claim is on account of a secured equipment lease for equipment which was never delivered to the Debtor.

10.                                 Sun Capital’s Secured Claims Against the Debtor.

As a result of the Master Purchase and Sale Agreement with Sun Capital, pursuant to which the Debtor was authorized to sell to Sun Capital to obtain necessary financing certain of its accounts receivable not previously factored to NCFE, Sun Capital was granted first priority liens on all of the Debtor’s postpetition receivables and all of its “post-cutoff date” prepetition receivables and a super-priority administrative expense claim, other than with respect to certain “Carve-Out Expenses.”  Sun Capital’s claim is approximately $2.6 million.

Under the terms of the Master Purchase and Sale Agreement with Sun Capital, the Debtor is jointly and severally liable with the other Debtors to Sun Capital.  The Debtor, however, never factored any of its accounts receivable with Sun Capital.

11.                                 Administrative Claims.

Administrative Claims, described in Bankruptcy Code Sections 503(b) and 507(a)(1), are obligations which were incurred by the Debtor’s Estate during the chapter 11 Case.  These include professional fees and other expenses of the case itself, fees payable pursuant to 28 U.S.C., Section 1930, and claims, if any, of creditors for goods and services supplied to the Estate during the chapter 11 Case other than those assumed by the purchaser of the Debtor’s assets or for reclamation of goods furnished to the Debtor immediately prior to the Petition Date.  McKesson Pharmaceutical asserts a reclamation claim of $162,391, which the Debtor disputes.  All but approximately $419,000 of the Estate’s obligations incurred in the normal course of business on or after the Petition Date were paid as such obligations became due in the ordinary course of business, other than for professional fees.  Moreover, as a result of the sale, post-petition employee vacation, sick-pay and paid time off benefits will be satisfied by the purchaser.

Administrative Claims against the Debtor’s Estate also include such amounts as may be allowed by the Bankruptcy Court, after notice and a hearing, on account of the fees and expenses of the various Professionals who served in the Debtor’s case pursuant to orders of the Bankruptcy Court authorizing and approving their appointment.  As of March 31, 2004, accrued but unpaid professional fees and expenses since the Petition Date allocable to the Debtor aggregated approximately $60,000.  The Debtor estimates that an additional $35,000 in fees and expenses allocable to the Debtor will accrue through the Effective Date.  Such fees and expenses may vary from the Debtor’s estimates and, in any event, are subject to final allowance by the Bankruptcy Court, after notice to parties in interest and an opportunity to be heard.

12.                                 Priority Tax Claims.

The Debtor believes that there will be no allowable unsecured tax claims entitled to priority under Bankruptcy Code Section 507(a)(8).  None were filed prior to the deadline for filing claims.

13.                                 Other Priority Claims.

Approximately $534,000 of priority claims were filed against the Debtor.  However, based upon the Debtor’s review and analysis of those claims, few, if any of them are entitled to priority treatment under applicable law and that none of them will be Allowed Priority Claims.

15.                                 Unsecured Claims.

The Schedules and Statements of the Debtor reflect general unsecured claims against the Estate of approximately $700,000, not including claims resulting from the rejection of executory contracts and unexpired leases, and not including any Allowed Claims of holders of Secured Claims that are not Allowed Secured Claims.  Thus, the actual amount of Unsecured Claims is likely to be greater than the amount that appears in the Debtor’s

Schedules and Statements.  However, all such claims may be subject to reduction or disallowance (i) as a result of duplication of claims, and (ii) depending on the resolution of contingent, unliquidated and disputed claims and disputed legal and factual issues.

Pursuant to the Bankruptcy Court’s order fixing April 21, 2003, as the deadline for filing pre-petition claims against Resource Pharmacy (the “Bar Date,” or “Bar Date Order”), various creditors filed claims in addition to, or in excess of, those scheduled by the Debtor.  The claims scheduled by the Debtor, or for which additional or unscheduled claims were asserted against the Debtor, aggregate approximately $2.54 Million Dollars ($2,540,000).  The Debtor is in the process of reviewing such claims and filing objections to such claims.  Subject to resolution of those claims, the Debtor projects that Allowed Unsecured Claims will range from approximately $1.1 million to $1.3 million, principally reflecting the elimination of more than $1 million of duplicate claims filed against various of the Debtors, including Resource Pharmacy.  The Debtor estimates that holders of allowed general unsecured claims will receive a dividend of approximately 80% of their claims.

References in this Disclosure Statement to the amounts of Claims are based upon the amounts of those Claims as reflected in the Debtor’s schedules of liabilities or in filed proofs of claim and are not intended to be admissions regarding the allowed amount of the Claims and shall not constitute a waiver of the Debtor’s, the Litigation Trust, and/or the Liquidation Trust’s rights to assert any otherwise available affirmative claim, defense, recoupment, setoff, or counterclaim against any party, including the holder of a Claim.  The Debtor, the Litigation Trust, and/or the Liquidating Trust, as applicable, shall be entitled to assert such affirmative claims, defenses, recoupments, setoffs, and counterclaims after the Effective Date.  The Debtor has not completed its audit and analysis of the filed proofs of claim and reserves the right to object to such Claims at any time during these cases prior to the Effective Date.  Pursuant to the Plan, any objections to Disputed Claims that are not resolved prior to the

Effective Date of the Plan may be commenced or continued by the Liquidating Trust or Litigation Trusts, as applicable, after the Effective Date.

IV.                                SUMMARY OF THE PLAN OF LIQUIDATION

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT AS EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO IN THE PLAN.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO IN THE PLAN, WHICH ARE OR WILL HAVE BEEN FILED WITH THE CLERK OF THE BANKRUPTCY COURT, WILL CONTROL THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTOR, AND OTHER PARTIES IN INTEREST.

A.                                    Classification and Treatment of Claims and Interests

Under the Plan, Claims against, and Interests in, the Debtor are divided into “Classes of Claims” or “Classes” according to their relative priority and other criteria.  Though the Plan is divided into Classes, the Plan does not seek to allow any Claim, any particular holder of a Claim’s entitlement to distributions under the Plan, or, other than for voting purposes, a holder of a Claim’s entitlement to qualify for a particular Class.

Section 1123 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor’s creditors (other than certain claims, including expenses of administration and taxes) and the interests of its equity holders.  The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such a claim or interest is substantially similar to the other claims or interests of such class.  The Plan does not classify expenses of administration and priority taxes.

The Debtor believes that it has classified or not classified all Claims and Interests in compliance with the requirements of Section 1123 of the Bankruptcy Code.  If a holder of a Claim or Interest challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, then the Debtor, to the extent permitted by the Bankruptcy Court, intends to make such reasonable modifications to the classification of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation.  EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OR CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES SOLICITATION, ACCEPTANCE

OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER REGARDLESS OF THE CLASS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each Claim or Interest in a Class unless the holder of a particular Claim or Interest agrees to less favorable treatment of its Claim or Interest.  The Debtor believes that it has complied with such standard.  If the Bankruptcy Court finds otherwise, then it could deny confirmation of the Plan if the holders of affected Claims do not consent to the treatment afforded them under the Plan.

The Plan divides Claims and Interests into 11 Classes.  Administrative Claims and Tax Claims have not been classified and are excluded from the Plan’s Classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.  A Claim or Interest is included in a particular Class only to the extent that such Claim or Interest fits within the description of that Class and, unless otherwise set forth in the Plan, is included in a different Class to the extent that any remainder of such Claim or Interest fits within the description of such different Class.  A Claim or Interest is included in a particular Class only to the extent that such Claim is Allowed in that Class and has not and will not be paid prior to the Effective Date.

B.                                    Treatment of Unclassified Administrative and Priority Tax Claims

1.                                      Administrative Expense Claims

Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date, or the date on which the Administrative Claim is allowed, the Debtor or the Liquidating Trust, as applicable, will pay to each Creditor holding an Allowed

Administrative Claim, unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtor shall be paid in full and performed by the Debtor in accordance with the terms and conditions of the particular transactions and any applicable agreements.  To the extent that Sun Capital has an Allowed super-priority Administrative Claim, on the Effective Date, the Liquidating Trust shall pay Sun Capital, unless Sun Capital agrees to different treatment, Cash equal to the unpaid portion of such super-priority Administrative Claim.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).  The source of funds for payment of Allowed Administrative Claims shall be the Debtor’s Cash and the Resource Proceeds.  The source of funds for the payment of the Allowed super-priority Administrative Claims of Sun Capital shall be the Administrative Claims Fund.

The Debtor has paid most of the Debtor’s obligations incurred in the normal course of business since commencement of the chapter 11 Case as such obligations became due in the ordinary course of business, other than for Professional fees.  Moreover, pursuant to the proposed sale, post-petition employee vacation, sick-pay and paid time off benefits will be satisfied by the proposed purchaser.  Therefore, the bulk of the unpaid Administrative Claims are anticipated to be for Professional fees.

2.                                      Bar Date for Administrative Claims

All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Case, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C.

§ 1930) shall be filed no later than thirty (30) days after the Effective Date.  Any such Claim not filed within that deadline shall be forever barred and the Debtor shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estate, the Debtor, the Litigation Trust, the Liquidating Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtor or the Liquidating Trust, as applicable.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

Any Claim arising on or after the Effective Date shall be asserted against the Liquidating Trust or the Litigation Trust, as applicable, and shall not be dealt with under the Plan.

3.                                      Allowed Tax Claims

Unless the holder of an Allowed Tax Claim agrees otherwise, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Tax Claim the principal amount of such Allowed Claim, without post-petition interest.  At present, the Debtor believes that there will be no priority tax claims.

C.                                    Classes of Claims and Interests

The 10 classes into which Claims and Interests are divided under the Plan are as follows:

Class 1	Secured Claims of the Bank	Impaired

Class 2	Secured Claims of the NCFE Released Parties	Impaired

Class 3	Secured Claims of Sun Capital	Unimpaired

Class 4	Other Secured Claims	Unimpaired

Class 5	Priority Claims	Unimpaired

Class 6	(Intentionally Omitted)

Class 7	General Unsecured Claims	Impaired

Class 8	Unsecured Convenience Class Claims	Unimpaired

Class 9	Subordinated Claims	Impaired

Class 10	Inter-Debtor Claims	Impaired

Class 11	Interests	Impaired

Unless otherwise specifically provided for in the Plan or Confirmation Order, other Bankruptcy Court orders, or required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.  Interest also shall not accrue or be paid on any Disputed Claim for the period from the Petition Date to the date such Disputed Claim becomes an Allowed Claim or from the date the Disputed Claim is Allowed.

The treatment of Claims and Interests under the Plan depends on the Class of such Claims or Interests and whether and to what extent such Claims or Interests are Allowed.  The Claims and Interests in each Class and the treatment of such Allowed Claims and Allowed Interests are described below.

1.                                      Class 1 Claims of the Bank

Class 1 is impaired.  On the Effective Date of the Plan, or as soon as practicable thereafter, the Liquidating Trust shall pay the Bank all of the Net Resource Proceeds except for $930,000, which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 7.  The amounts paid to the Bank from the Net Resource Proceeds shall be deposited by the Bank in the Administrative Claims Fund.  To the extent that a Creditor in

Class 1 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 7.

In addition, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

In assessing the reasonableness of the proposed treatment of the Bank and general unsecured creditors, the following factors are worth noting.  Deductions for administrative expenses from the $5 million in cash proceeds approximate $980,000 (unassumed accounts payable - $678,000; breakup fee - $80,000; professional fees - $85,000; disputed McKesson reclamation claim - $162,341).  Of the approximate $4 million in remaining funds, even if the entirety of the NCFE Claims are treated as unsecured, and no value is assigned to the Bank’s Claim, when the NCFE Claim is coupled with the amount of the estimated Allowed Unsecured Claims, these Claims total nearly $5.4 million.  This would translate to an estimated dividend of approximately 74%.  Under the Plan, the $930,000 payment translates to an estimated dividend for Holders of Allowed Unsecured Claims of approximately 80%.

There are a number of other factors present that would undoubtedly further reduce the monies available to be paid to unsecured creditors.  For instance, (1) NCFE was granted a $1 million administrative claim (the CHT Administrative Claim) against the Debtors for allowing the Debtors to utilize the proceeds of accounts receivable it purchased, including accounts receivable purchased from the Debtor.  This claim is not being asserted against the Debtor; (2) Sun Capital was granted a postpetition lien on the assets of the Debtor as well as a super-priority administrative claim against the Debtor in consideration for providing postpetition financing to the Debtors.  Sun Capital’s claim is approximately $2.6 million.  While the Debtor did not borrow from Sun Capital, it had the benefit of financing available to it and there is a final order which allows Sun Capital to assert its Claim against the Debtor.  While the Debtor could argue that it is entitled to contribution from the other Debtors, the Court could certainly find that the Debtor benefited from the financing and the Debtor could have a sizeable portion of the Sun Capital claim assessed against it without recourse to claims against the other Debtors; (3) the Debtor has also benefited because the Med Committee Motion to Substantively Consolidate will be withdrawn in partial consideration for the benefits the Med Committee received from the Bank.  The projected dividend to Holders of Allowed General Unsecured Creditors is significantly higher than the dividends that general unsecured creditors are to receive in the other cases.  If that motion were to proceed, it would undoubtedly involve considerable expense to contest it, and if the motion were granted, creditors of this estate would face the potential of significant dilution given the large claims of NCFE (over $99 million), the Bank, and other creditors.

While the Debtors have asserted claims against NCFE and objections to the Bank’s claims have been filed in the Med and CCG Cases, the cost of litigating these claims could easily exceed $1.5 million.  Further, there could be years of delay with respect to the time in which Creditors would be paid while the claims are being litigated.  In contrast, the Plan provides for funding for payment of the Claims on the Effective Date.

2.                                      Class 2 Claims of the NCFE Released Parties

Class 2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, on the Effective Date of the Plan, or as soon as practicable thereafter, the Liquidating Trust shall pay the Bank all of the Net Resource Proceeds except for $930,000, which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 7.  The amounts paid to the Bank from the Net Resource Proceeds shall be deposited by the Bank in the Administrative Claims Fund.

To the extent that a Creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 7.

In addition, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

3.                                      Class 3 Claims of Sun Capital

Class 3 is unimpaired.  To the extent that the Allowed Class 3 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class 3 shall receive payment in Cash on the Effective Date of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtor.  The approximate amount of the Sun Capital claim is $2.6 million.  Notwithstanding anything to the contrary contained in the Plan, all of Sun Capital’s rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims.  In the event that the Debtors and Sun Capital cannot agree to the amount of Sun Capital’s Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court), and Sun Capital’s liens will attach to such escrowed funds.  Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital’s Claim.  In the event the Debtor pays Sun

Capital’s Claim, the Debtor may have subrogation rights which the Debtor could assert as administrative claims in the Related Debtors’ Chapter 11 cases.

4.                                      Class 4 Claims of Other Secured Creditors

Class 4 is unimpaired.  On the Effective Date of the Plan, the Liquidating Agent shall surrender to the holders of Allowed Secured Claims in Class 4 such property of the Estate as may be security and collateral therefore.

To the extent that a Creditor in Class 4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 7.  Other Secured Claims filed against the Debtor aggregated approximately $150,000, including NCFE’s claim of approximately $126,000 on account of equipment never delivered to the Debtor.  The other claim was on account of equipment sold to Omnicare.

5.                                      Class 5 Priority Claims

Class 5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class 5 the principal amount of such Allowed Claim, without interest.  Priority claims of $534,416 were filed against the Debtor.  Based upon the Debtor’s review of such claims, however, none of them were entitled to priority under applicable law.

6.                                      Class 6 (Intentionally Omitted).

7.                                      Class 7 General Unsecured Claims

Class 7 is impaired.  The amount of Disputed Claims that shall be Allowed Claims shall be determined by the Court.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Claim in Class 7 such Creditor’s Pro Rata Share of the amount remaining from the $930,000 that the Bank agreed to set aside for the payment of Allowed General Unsecured Claims pursuant to sections IV.A. and IV.B. of the Plan, after payment of the expenses and other obligations of the Liquidating Trust (not directly related to the initiation or prosecution of objections to non-Class 7 Disputed Claims) including, without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent.  Each holder of an Allowed Claim in Class 7 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class 7, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class 7 by the Liquidating Trust after payment of the fees and expenses of the Liquidating Trust as provided for herein.  The payments to be made to the holders of Allowed Claims in Class 7 as set forth in this paragraph shall be the sole source of distributions to holders of Allowed Claims in Class 7.

To the extent that the Bank has an Allowed Class 7 Claim (because insufficient collateral exists to secure the Secured Claims of the Bank and/or NCFE, or the liens, security interests, or other encumbrances that are senior in priority to the Secured Claims exceed the fair market value of the collateral), such Claims shall be subordinated to the payment of other Allowed Claims in Class 7 as provided for in the Plan.(2)

8.                                      Class 8 Convenience Class Claims

Class 8 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class 8 the principal amount of such

(2) The Bank’s agreement to subordinate its General Unsecured Claim as provided for herein is only effective if the Plan is confirmed by a Final Order. Nothing in the Plan or the Disclosure Statement shall be construed as acknowledging or authorizing the subordination of the Bank’s General Unsecured Claims in the event the Plan is not confirmed.

Allowed Claim, without interest.  Only one claim was filed against Resource in an amount of $100 or less.  Twelve were filed for amounts less than $1,000, some of which may elect to reduce their claims to $100 and be treated and paid as Allowed Convenience Class Claims.

9.                                      Class 9 Subordinated Claims

Class 9 is impaired.  Holders of Allowed Subordinated Claims in Class 9 will receive no distribution under the Plan on account of such Claims.

10.                               Class 10 Inter-Debtor Claims

Class 10 is impaired.  Holders of Allowed Claims in Class 10 will receive no distribution under the Plan on account of such Claims.

11.                               Class 11 Interests

Class 11 is impaired.  The Class 11 Interests shall be deemed canceled on the Effective Date without the payment of any monies or other consideration.  Holders of Class 11 Interests will not receive any distribution on account of such Interests under the Plan.

D.                                    Implementation of the Plan and Execution of its Terms

1.                                      Implementation of the Plan

The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2), (b)(3)(A) and (B), (b)(4) and (b)(5) of the Code.

2.                                      The Liquidating Trust

a.                                       Purpose of the Liquidating Trust.  The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement.  The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor’s Estate, make payment of all Allowed Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank.  The Liquidating Trust shall also be responsible for objecting to Claims, if appropriate.

b.                                       Transfer of the Sun Capital Escrow Account.  On the Effective Date, all Cash and other rights and interests in the Sun Capital Escrow Account shall be transferred, free and clear of any claims, including without limitation any and all claims of the Related Debtors, the TLC Debtors, and their respective creditors and equity security holders as follows: (i) $400,000 to the Bank, and (ii) the remainder to the NCFE Released Parties.  Thereafter, Sun Capital shall have no further liability or obligation to collect prepetition accounts receivable.

As of March 31, 2004, the Sun Escrow was comprised of $439,129.02 representing proceeds of Resource Pharmacy’s accounts receivable and $3,342,831.64 representing  proceeds of CCG’s accounts receivable.

c.                                       Transfers of Property.  On the Effective Date, all of the assets of the Debtor’s Estate except for the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and the Resource Proceeds.

d.                                       Management and Powers of the Liquidating Trust.  After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Liquidating Agent in accordance with the terms of the Liquidating Trust Agreement.  The Debtor shall select the Liquidating Agent, subject to the approval of McKesson Pharmaceutical, which approval shall not be unreasonably withheld.  The Liquidating Trust shall be deemed to be a representative of the Estate as provided by section 1123 of the Code, to the extent of and in accordance with the terms of the Liquidating Trust, shall have the rights, powers and standing of debtors-in-possession under section 1107 of the Code, and such other rights, powers and duties incident to causing performance of the Debtor’s obligations under the Plan or otherwise, all as may be reasonably necessary to the administration of the Liquidating Trust.  Subject to the terms of the Liquidating Trust Agreement, the powers of the Liquidating Trust shall include, without limitation: (a) the ability and authority to object to Administrative Claims, Tax Claims and Claims in Classes 5 and 7, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (c) effecting distributions under the Plan to the holders of Allowed Claims pursuant to the terms of the Plan; (d) the sale, lease, license, abandonment or other disposition of any or all of the property of the Liquidating Trust; (e) participation in any post-Confirmation Date motions to amend or modify the Plan or the Liquidating Trust Agreement, or appeals from the Confirmation Order; and (f) participation in actions to enforce or interpret the Plan.

If the holder of a Disputed Claim and the Liquidating Agent agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  If the proposed settlement involves a Disputed Claim for an amount in excess of the face amount of such Disputed Claim, then the Liquidating Agent shall provide notice of the proposed settlement to the Reorganized Debtors, the Office of the United States Trustee and counsel for the Bank and schedule a Court hearing to resolve the objection.

All fees and expenses of the Liquidating Trust, including, but not limited to, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals employed by the Liquidating Agent, shall be paid from the $930,000 set aside by the Bank for the payment of Allowed Class 7 Claims, except for fees and expenses directly related to the initiation and/or prosecution of objections to Disputed Claims in classes other than Class 7.  The fees and expenses of the Liquidating Trust directly related to the initiation and/or prosecution of objections to Disputed Claims in classes other than Class 7 shall be paid by the Reorganized Debtors.

e.                                       Establishment of Reserve.  Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Agent shall maintain a reserve in trust for the payment of any administrative expenses of the Liquidating Trust, any applicable taxes, any Tax Claims, any Administrative Claims, and any Disputed Claims which may later become Allowed Claims.

f.                                         Employment of Professionals.  The Liquidating Agent is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Liquidating Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Liquidating Trust without further notice, hearing or approval of the Court except as set forth in the Liquidating Trust Agreement.  The Debtor estimates that the fees and expenses of such professionals will aggregate in the range of $50,000 to $75,000.

g.                                      Objections to Claims by the Liquidating Trust.  All objections to Disputed Claims to be filed by the Liquidating Agent shall be filed with the Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Liquidating Trust, or by order of the Court upon a motion filed by the Liquidating Trust, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Disputed Claims to whom the objection is made.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

h.                                      Distributions.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

(i)                                    Reserve for Disputed Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(ii)                                Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Liquidating Agent shall make the initial distribution from the Liquidating Trust at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Agent, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(iii)                            Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Liquidating Trust Agreement.

(iv)                               Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in the Plan or a post-Confirmation Date Final Order, the Liquidating Agent shall make additional distributions at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Agent, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, and all expenses and fees incurred in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(v)                                   Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Liquidating Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Liquidating Trust for redistribution in the order and priority established in the Plan and the Liquidating Trust Agreement.  Until the

expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(vi)                               Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Liquidating Trust any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Liquidating Agent, in his/her/its sole and absolute discretion, shall have been delivered to the Liquidating Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(vii)                           Final Distribution.  Pursuant to the Plan, the Residual Proceeds from the Liquidating Trust shall be paid to the Bank as soon as practical after (a) the liquidation of all of the assets of the Estate, (b) the payment of all of the expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent, and (c) the payment of all Allowed Tax Claims, Allowed Priority Claims, Allowed Administrative Claims and Allowed Claims in Class 7 pursuant to the terms of the Plan.

(viii)                       Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Liquidating Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(ix)                              Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Liquidating Trust, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Liquidating Trust and against no other assets or person (including the Liquidating Agent), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(x)                                  Certain Tax Matters. For all federal and state income tax purposes, the Debtor shall report and treat the transfer of property conveyed to the Liquidating Trust as a sale of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, the transferred assets shall be deemed to have the fair market values determined by the Liquidating Agent in his/her/its absolute and sole discretion, and such valuations shall be used by the Debtor and the Liquidating Trust for all federal and state income tax purposes.  The Liquidating Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Liquidating Agent as its attorney-in-fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Liquidating Agent, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Liquidating Agent.  Any such statement shall be consistent with the provisions of the Plan and the Liquidating Agent’s determination of the fair market values of the property conveyed to the Liquidating Agent.

(xi)                              The Disbursing Agent.  The Liquidating Trustee shall serve as the disbursing agent, without bond, for purposes of making transfers and payments under the Plan.

3.                                      The Litigation Trust

a.                                       Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the effective date of the CDSI Plan pursuant to the terms of the CDSI Plan and the Litigation Trust Agreement.  The purpose of the Litigation Trust is, among other things, to prosecute the Recovery Rights and distribute any Net Recoveries to the Bank (after payment of the claims and expenses of the Litigation Trust Trustee).  No other Creditors or Entities shall receive any proceeds from the Recovery Rights.

b.                                       Transfers of the Recovery Rights to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

c.                                       Transfers of the Recovery Rights to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be  irrevocably assigned, transferred and conveyed to the Litigation Trust.  The Litigation Trust Claims, which include: (a) claims against insiders; (b) claims and causes of action transferred pursuant to the terms of the Trestle Plan, the Resource Plan, and the Med Plan; and (c) causes of action to subordinate Claims under section 510 of the Code, and causes of action brought under sections 544 through 551 of the Code (except for the CCG Recovery Rights), shall be transferred to the Litigation Trust for the benefit of the Bank on the Effective Date.

The Debtor’s Statements of Financial Affairs on file with the Court disclosed: (i) all payments to creditors made within ninety (90) days of the Petition Date; (ii) all payments to insiders made within one (1) year of the Petition Date; and (iii) all distributions to an insider of the Debtors, including compensation in any form, bonuses, loans, stock redemptions, and options exercised within one (1) year of the Petition Date.  A list of all presently-known potential preference and fraudulent transfer actions and the possible recoveries is attached hereto as Exhibit D.  Pursuant to section 546 of the Code, avoidance actions under sections 544 through 551 of the Code must be commenced prior to November 27, 2004.  To date, the Debtor has not commenced any recovery actions in this case.  However, the Debtor has reviewed the potential preference and fraudulent transfer actions identified in C.  Although the nominal amounts of the transfers are listed in Exhibit D, the Debtor cannot accurately estimate the likely recoveries by the Litigation Trust because each claim must be analyzed to determine if any defenses exist, and to be sure that any potential recovery is sufficient to justify the expense of prosecution of the recovery action.

An additional cause of action that will be investigated is that of breach of contract, willful violation of the automatic stay, and contempt against McKesson Corporation (“McKesson”).  Without permission from the Bankruptcy Court, McKesson raised the prices for goods it was selling to the Debtor after the Petition Date notwithstanding a contract that afforded the Debtor with a right to discounted purchase prices.  The collective amount of the overcharges to the Debtor and CCG may exceed $350,000.

d.                                       Transfer of Sun Accounts Receivable.  On the Effective Date, immediately following the payment in full of the Allowed Claim of Sun Capital or, if there is a disagreement about the amount of the Allowed Claim, upon the establishment of a separate reserve escrow account into which will be deposited an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court) to which Sun Capital’s lien will attach, all purchased accounts receivable shall be transferred by Sun Capital to the Litigation Trust.

e.                                       Management and Powers of the Litigation Trust.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The Bank shall select the Litigation Trust Trustee.  The powers of the Litigation Trust Trustee shall include, without limitation: (a) the initiation and prosecution in every capacity, including as representative of the Estate under section 1123(b)(3)(B) of the Code, of the Recovery Rights assigned to the Litigation Trust; (b) the compromise and settlement of any of the Recovery Rights assigned to the Litigation Trust; (c) effecting distributions of Net Recoveries on the Recovery Rights to the Bank; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.  The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement.

4.                                      The Administrative Claims Fund

The Administrative Claims Fund shall be established by the Debtor, Trestle, the Reorganized Debtors and Med on the Effective Date for the purpose of making distributions to (a) holders of Allowed Administrative Claims of Med, CDSI, CCG and CCS, and (b) the Allowed Claims of Sun Capital.  The source of funds for the Administrative Claims Fund shall be transfers of Cash from the Bank pursuant to the terms of the Plan and the Trestle Plan.  The Administrative Claims Fund shall utilize a bank account to be opened and administered by the Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with this paragraph and the Plan.

On the Effective Date, or as soon as practical thereafter, the Reorganized Debtors shall distribute Cash from the Administrative Claims Fund to the Med Liquidating Trust and

the Reorganized Debtors in amounts sufficient to enable these Entities to make the required effective date distributions to (a) holders of Administrative Claims of Med, CDSI, CCG and CCS pursuant to the terms of the Med Plan and the CDSI Plan, respectively, and (b) the Allowed Claims of Sun Capital pursuant to the terms of the Plan, the Trestle Plan, the Med Plan and the CDSI Plan.  Any Cash remaining in the Administrative Claims Fund after the distribution to the Med Liquidating Trust and the Reorganized Debtors as provided for in this paragraph shall be used to pay the Med Creditors’ Trust amounts provided for the holders of Allowed General Unsecured Claims of Med in Class 10A pursuant to the Med Plan.  Any Cash remaining in the Administrative Claims Fund after payments to the Med Creditors’ Trust as provided for in this paragraph shall be paid to the Reorganized Debtors.

5.                                      Dissolution

Pursuant to the Plan, the Confirmation Order and Nevada Corporate Law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Effective Date.

E.                                      Provisions Regarding Voting Upon and Confirmation of the Plan

1.                                      Voting of Claims

a.                                       Voting Requirements under the Bankruptcy Code.  As noted above, pursuant to the Bankruptcy Code, a plan groups various claims and equity interests into classes, each consisting of parties having similar legal rights in relation to a debtor.  Each class may then be treated as either “impaired” or “unimpaired” under a plan.  There are three ways in which a plan may leave a claim or interest “unimpaired.” First, a plan may not propose to alter the legal, equitable or contractual rights of the holder of the claim or interest.  Second, all defaults may be cured and the original terms of the obligation reinstated.  Third, a plan may provide for the payment in full of the obligation to the holder of the claim or interest.  If a class is unimpaired, then it is presumed to vote in favor of a plan.

An impaired class that would receive nothing under a plan (such as Classes 9, 10 and 11 under the Plan) is presumed to have rejected such a plan.  An impaired class that is proposed to receive any distribution (whether in Cash, securities or other property) has the right to vote, as a class, to accept or reject the plan.  A class of creditors accepts a plan if more than one-half (1/2) of the ballots that are timely received from members of such class, representing at least two-thirds (2/3) of the dollar amount of claims for which ballots are timely received, vote in favor of such plan.  Section 1126(e) of the Bankruptcy Code provides that a creditor’s vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that the creditor’s vote either to accept or reject a plan was not solicited or cast in good faith, or in compliance with the Bankruptcy Code.  A plan under which any class of claims is impaired may be confirmed by the Bankruptcy Court only if it has been accepted by at least one such class.

Each holder of an Allowed Claim in an impaired Class which retains or receives property under the Plan shall be entitled to vote separately to accept or reject the Plan and shall indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

b.                                       Procedure for Voting.  Creditors in an impaired Class will receive, together with this Disclosure Statement, a form of Ballot to be used in voting to accept or reject the Plan.

Each Creditor should first carefully review this Disclosure Statement and the Plan.  The Creditor should then complete the portions of the Ballot indicating the Class or Classes in which the Creditor’s Claim falls and the total dollar amount of the Claim.  If the Creditor’s Claim falls into more than one Class, then the creditor should list each Class and state the dollar amount of the Claim which belongs in each Class.  It is critical that the Class(es) and amounts(s) of the Claim be correctly stated on the Ballot, so that the Creditor’s vote can be properly counted.

Next, the Creditor should mark in the space provided on the Ballot whether the Creditor wishes to accept or to reject the Plan.  Please be sure to fill in the name of the Creditor for whom the Ballot is being filed.  Finally, the Ballot must be signed by the Creditor, or by an officer, partner, or other authorized agent of the Creditor.  Please note that the Debtor reserves the right to object to the allowance, designation of Class and/or allowable amount of any Claim set forth in a Ballot for purposes of voting and/or distribution under the Plan.

c.                                       Mailing of Ballots.  Completed and signed Ballots should be returned to:

If by Mail:

Donlin Recano & Company, Inc.

Re: Med Diversified, Inc. et al.

P.O. Box 2034, Murray Hill Station

New York, New York, 10156-0701

Attn: Voting Department

If by Hand or Overnight Courier:

Donlin Recano & Company, Inc. Re: Med Diversified, Inc. et al.

419 Park Avenue South, Suite 1206

New York, NY 10016

Attn: Voting Department

in the enclosed self addressed return envelopes.  Completed Ballots should be returned as soon as possible, and in any event so that they are RECEIVED NO LATER THAN JUNE 15, 2004 AT 5:00 P.M. ANY BALLOTS WHICH ARE RECEIVED BY DONLIN RECANO AFTER JUNE 15, 2004 AT 4:00 P.M. SHALL NOT BE COUNTED IN DETERMINING ACCEPTANCE OF THE PLAN.

d.                                       Separate Votes by Each Impaired Class.  Claims in Classes 3, 4, 5 and 8 are unimpaired under the Plan and thus are presumed to accept the Plan.  Holders of Claims and Interests in Classes 9, 10 and 11 are deemed under applicable law to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.  Acceptance of the Plan by holders of Claims in the remaining Classes is being solicited.  Holders of unclassified Administrative Claims and Priority Tax Claims also are not entitled to vote to accept or reject the Plan.  The votes of holders of Allowed Claims in all Classes entitled to vote will be counted separately, by Class, to determine whether the Plan is accepted.

Only written Ballots, which must be substantially in the form of those being distributed with this Disclosure Statement, completed according to the instructions in this Disclosure Statement, will be counted in determining acceptance or rejection of the Plan.

e.                                       Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan.  Section 1126(f) of the Bankruptcy Code provides that the Debtor need not solicit acceptance of the Plan by any Class of Claims or Interests which are not impaired under the Plan.  This is because, as previously noted, unimpaired Classes (and each individual holder of a Claim or Interest in such unimpaired Class) are conclusively presumed to have accepted the Plan.  Further, Section 1126(g) of the Bankruptcy Code provides that a Class is deemed not to have accepted the Plan if the holders of Claims or Interests in the Class will receive nothing under the Plan with respect to such Claims or Interests.  Therefore, holders of Claims in Classes 3, 4, 5, 8, 9, and 10 will not vote to accept or reject the Plan, and no Ballots have been sent to the holders of Claims in such Classes.

2.                                      Confirmation of Plan - Requirements

In order for the Plan to be confirmed, the Bankruptcy Code requires, among other things, that the Plan be proposed in good faith, that the Debtor discloses specified information concerning payments made or promised to insiders, and that the Plan comply with the applicable provisions of chapter 11 of the Bankruptcy Code.  Section 1129(a) of the Bankruptcy Code also requires that at least one Class of Claims has accepted the Plan (“Minimum Voting Threshold”), that confirmation of the Plan is not likely to be followed by the need for further financial reorganization, and that the Plan be fair and equitable with respect to each Class of Claims or Interests which is impaired under the Plan.  The Bankruptcy Court can confirm the Plan if it finds that all of the requirements of section 1129(a) have been met.  The Proponents believe the Plan meets all of these required elements.  With respect to the so-called “feasibility” test (i.e., that the Plan is not likely to be followed by the need for further financial reorganization), the Plan provides for an orderly liquidation of the Debtor’s assets and the Debtor believes that it will be able to consummate the Plan fully.

3.                                      Nonconsensual Confirmation, Cramdown

Classes 9, 10 and 11 are deemed to have rejected the Plan.  Therefore, the Plan does not satisfy all of the requirements of Section 1129(a) of the Bankruptcy Code.  Although the Minimum Voting Threshold is not met, the Bankruptcy Court nevertheless may confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code if all of the other provisions of Section 1129(a) of the Bankruptcy Code are met.  Thus, the Proponents presently intend (i) to undertake to have the Bankruptcy Court confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code and (ii) to amend the Plan to the extent necessary to obtain entry of the Confirmation Order.

The Bankruptcy Court, on request of the Debtor, “shall” confirm the Plan over the dissenting vote of an impaired Class under Section 1129(b) of the Bankruptcy Code if the Plan does not discriminate unfairly and is fair and equitable with respect to each Class of Claims or interests that is impaired under, and has not accepted, the Plan.  For purposes of Section 1129(b) of the Bankruptcy Code, a Plan is “fair and equitable” with respect to a class of unsecured creditors if, at a minimum, it satisfies the “absolute “priority rule” and the “best interests of creditors test.”

a.                                       Absolute Priority Rule.  To satisfy the absolute priority rule, the Plan must provide that the holder of any Claim or Interest that is junior to the Claims of the dissenting Class will not receive or retain under the Plan on account of such junior Claim or interest any property unless the claims of the dissenting Class are paid in full.

The Debtor believes that the Plan satisfies the absolute priority rule.  The Debtor further believes that all non-accepting impaired Classes will receive or retain payment or distribution, as the case may be, on account of their Claims or Interests, sufficient to permit full satisfaction of such Claims before junior Classes receive or retain any property on account of such junior Claims.

b.                                       Best Interest of Creditors Test; Liquidation Analysis.  Under the best interest of creditors test, the Plan is confirmable if, with respect to each impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class has either (i) accepted the Plan, or (ii) receives or retains under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtor was to be liquidated under chapter 7 of the Bankruptcy Code.

To determine what the holders of each Class of Claims or Interests would receive if the Debtor was to be liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor’s assets in a chapter 7 liquidation case.  The amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Debtor would consist of the proceeds resulting from the sale of the assets of the Debtor augmented by the cash held by the Debtor at the time of the commencement of the chapter 7 case.  Such amounts would be reduced by the costs and expenses of the liquidation and by such additional Administrative Priority Claims and other priority Claims that might result from the termination of the Debtor’s businesses and the chapter 7 case.

The costs of liquidation under chapter 7 would include the fees and expenses payable to the chapter 7 trustee appointed in the chapter 7 case, as well as those fees and expenses that might be payable to other professional persons employed by the trustee.  Costs of administration in the liquidation case would also include any unpaid expenses incurred by the Debtor during the chapter 11 Cases, such as compensation for attorneys, financial advisors and accountants, as well as costs and expenses of members of any official committee appointed in the chapter 11 Cases.  Additionally, Priority Claims may arise by reason of the breach or rejection of obligations incurred and executory contracts entered into by the Debtor during the pendency of the chapter 11 Case.

To determine if the Plan, as proposed, is in the best interests of creditors and equity interest holders, the present value of the distribution likely to be made to each class in a liquidating case are compared with the present value of the distribution to each impaired Class provided for by the Plan.

In applying the best interest test, it is possible that Claims in a chapter 7 case may not be classified in the same manner as provided for by the Plan.  Priorities and order of distribution of estate assets are established by the applicable provisions of chapter 7.  Under those provisions, each class of Claims is paid in a descending order of priority.  No junior classes of Claims are paid until all senior classes have received payment in full.  In the event that available assets are insufficient to pay all members of such class in full, then each member of the class shares on a pro rata basis.

The Debtor believes that the primary advantage of the Plan over a chapter 7 liquidation is that Creditors will likely receive more under the Plan than they would in a chapter 7 case, at least by the amount of the additional administrative expenses likely to be incurred in such chapter 7 case.  Because the Plan contemplates that (i) the Bankruptcy Court’s involvement will diminish substantially after the Effective Date, and (ii) the process of Claims resolution will proceed without the necessity for additional investigation by a chapter 7 trustee and its separate and new professionals, the Plan offers the opportunity to avoid additional administrative costs and the resulting delay which would result from a chapter 7 liquidation.  The Debtor believes that the Plan will result in lower total administrative costs, and thus higher recoveries for creditors than would the liquidation of the Debtor’s assets under chapter 7 of the Bankruptcy Code.

Moreover, the Debtor believes that in the event of liquidation under chapter 7, the holders of Priority Claims and Unsecured Claims would receive no distribution or an extremely small distribution with respect to their Claims by virtue of the Bank’s and the NCFE Released Parties’ senior security interests which encumber almost all of the Debtors’ assets, the Allowed Administrative Claims and the Bank’s and the NCFE Released Parties’ substantial Unsecured Claims.(3)  In contrast, under the Plan, all Allowed Priority Claims and Allowed Tax Claims, as well as Claims in Classes 5 and 8 will be paid in full, and the holders of Unsecured Claims in Class 7 will receive a greater distribution than would otherwise be available in a chapter 7 case.  As set forth in the liquidation analysis attached hereto as Exhibit E, each member of a Class of Claims and Interests established under the Plan will receive money or property of a value which is greater or equal to that which it would receive in a chapter 7 liquidation.

Thus, the Proponents believe the Plan satisfies the best interests of creditors test, and, indeed, that the Plan is in the “best interests of creditors.”

4.                                      Objections to Plan; Confirmation Hearing; Implementation of Plan

As noted above, the Debtor will seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, which provides that the Plan may be confirmed even though it has not been accepted by each Class of impaired Claims or Interests if the Bankruptcy Court finds, among other things, that the Plan does not discriminate unfairly and is fair and

(3) The Bank’s agreement to subordinate its General Unsecured Claims is conditioned on the entry of a Final Order confirming the Plan. If the Plan is not confirmed, the Bank will hold a substantial majority in amount of the General Unsecured Claims.

equitable to each impaired Class of Claims or Interests which did not vote to accept the Plan.  In addition, to confirm the Plan, the Bankruptcy Code requires that the Court make a series of determinations concerning the Plan, including that: (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; (iii) the Debtor has proposed the Plan in good faith; and (iv) the disclosures concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the chapter 11 Cases, as well as the identity and affiliations of, and compensation to be paid to all officers, directors and other insiders.  Also, as noted above, the Bankruptcy Code requires that the Plan be accepted by the requisite votes of holders of Claims, that the Plan be feasible, and that confirmation of the Plan be in the “the interest” (absent unanimity) of the holders of each impaired Class of Claims or Interests.  The Debtor believes that all of these conditions necessary to confirm the Plan have been met or will be met and will seek a ruling of the Court to this effect at the Confirmation Hearing.

The CONFIRMATION HEARING will be held by the Honorable Stan Bernstein, United States Bankruptcy Judge, commencing on June 25, 2004, at 10:00 a.m. and continuing, if necessary, on June 28, 2004 at 9:00 a.m. and June 29, 2004 at 9:00 a.m., in the United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437.  At that hearing, the Bankruptcy Court will decide whether the Plan should be confirmed, and will hear and decide any and all OBJECTIONS TO THE PLAN.  Any Creditor, or other party in interest who wishes to object to confirmation of the Plan, OR TO THE CLASSIFICATION OF CLAIMS AND INTERESTS provided in the Plan, must, not later than 4:00 p.m. on June 15, 2004, file an objection with the Clerk’s Office, United States Bankruptcy Court, Eastern

District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437, and serve a copy of the objection on counsel to the Debtor, Paul D. Moore, Esq., Duane Morris LLP, 470 Atlantic Avenue, Suite 500, Boston, MA 02210.

Any objections to the Plan which are not filed and served by the above date may not be considered by the Bankruptcy Court.  Any person or entity who files an objection to confirmation of the Plan or to the classification of Claims and Interests provided in the Plan must also attend the Confirmation Hearing, either in person or through counsel.

If the Plan is confirmed, its provisions will bind the Estate and any and all entities, including all of the Debtor’s creditors and shareholders, whether or not the Claim or Interest of such creditor or shareholder is impaired under the Plan and whether or not the creditor or shareholder has, either individually or by a Class, voted to accept the Plan.

F.                                      Certain Tax Consequences of the Plan

Certain federal income tax consequences to the Debtor’s Estate are briefly described below.  HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTOR’S ESTATE SHOULD CONSULT THEIR OWN TAX ADVISERS CONCERNING THE TAX CONSEQUENCES OF THE PLAN TO THEM.  (All section references and references to the Code in this portion of the Disclosure Statement are to the Internal Revenue Code of 1986, as amended.)

The majority of the Debtor’s assets will have been liquidated for cash prior to the Effective Date.  On the Effective Date, all remaining assets, including certain causes of action, will be transferred to the Liquidating Trust for disposition pursuant to the Plan, and the business of the Debtor will cease.

The Liquidating Agent, to the extent the Liquidating Agent deems it necessary to fulfill any obligation to any taxing authority, may require persons who are to receive distributions under the Plan to provide the Liquidating Agent with appropriate taxpayer identification numbers before making a payment to any such person.  If a person shall fail to provide the Liquidating Agent with any requested taxpayer identification information within 30 days of the request, then this failure shall be deemed a waiver of all claims against the Estate (including the right to any payment by the Liquidating Agent or the Estate), and the funds that would otherwise have been distributed to said person shall revert and be distributed in accordance with the Plan to other persons which have provided the requested taxpayer identification information, or to the Plan Expenses, as appropriate.

It is possible that the separate corporate existence of the Debtor may be terminated prior to the final distribution of cash by the Debtor and the Liquidating Agent.  Under such circumstances, the Internal Revenue Service may contend that the creditors are taxable currently on the income earned on the fund after such termination, regardless of when distributed to them.

In all events, because of the limited nature and anticipated value of the assets that will comprise the corpus of the funds held by the Debtor and the Liquidating Agent under the Plan, it appears unlikely that any characterization of the transfer and the Debtor’s and Liquidating Agent’s actions pursuant to the Plan will have a major impact on the holders of Allowed Claims.

G.                                    Executory Contracts and Unexpired Leases

All executory contracts and unexpired leases of the Debtor, not previously rejected or assumed and assigned pursuant to an order of the Court, are rejected pursuant to the Plan and the Confirmation Order.

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 6 and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

H.                                    Provisions Regarding Releases

The treatment of the Claims of the Bank and the NCFE Released Parties under the Plan represents the product of extensive negotiations between the Debtor, the Bank and the NCFE Released Parties and embodies an agreement reached between the parties.  In exchange for the treatment of the Bank’s and the NCFE Released Parties’ Claims as set forth in the Plan, the Debtor and the Estate hereby release the Bank, the NCFE Released Parties and the TLC Debtors (subject to and conditioned upon the Debtor’s receipt of a reciprocal release from the TLC Debtors), together with their respective predecessors, successors and assigns of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, including, without limitation, the Med Adversary Proceeding, which the Debtor and/or the Estate ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Bank, the NCFE Released Parties and the TLC Debtors.

In exchange for the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below, and (ii) the obligations of the Bank under that settlement agreement, the NCFE Released Parties and the TLC Debtors release the Bank, the Debtor, and the Estate, together with their respective predecessors, successors and assigns (collectively the “Released Parties”) of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Released Parties or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

In exchange for the treatment of the Claims of the NCFE Released Parties and the TLC Debtors under the Plan, the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below, and (ii) the obligations of the NCFE Released Parties under that settlement agreement, the Bank releases the NCFE Released Parties and the TLC Debtors, together with their respective predecessors, successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Bank ever had or now has, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and their respective predecessors, successors and assigns; provided however that the release by the Bank of the TLC Debtors and their predecessors, successors and assigns shall not be effective until confirmation of a chapter 11 plan in the cases of the TLC Debtors that is consistent with the Settlement Agreement and Release between the Bank and the NCFE debtors that was previously approved by the Bankruptcy Court in the NCFE debtors’ cases.

The foregoing releases are a part of the settlements contained in the Plan.  The settlements are subject to Bankruptcy Court approval, which approval hearing is scheduled for June 25, 2004.  The standards of Fed. R. Bankr. P. 9019 shall be applied in connection with consideration of the approval of the settlements.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in the Plan shall become effective on the Effective Date.

I.                                         Limitation of Liability

Neither (a) the Debtor, nor any of its employees, officers, or directors employed as of the date of the Plan, (b) the Liquidation Trust Trustee, (c) the Litigation Trust Trustee,  (d) the Facilitator, (e) the NCFE Released Parties, or (f) the Bank, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Case, any possible post-petition disposition of the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

J.                                      Injunctions and Stay

Unless otherwise provided, all injunctions or stays provided for in the Case pursuant to section 105 or 362 of the Code, or otherwise, in existence at the Confirmation Date prior to the entry of the Confirmation Order, shall remain in full force and effect until the closing of the Case.

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property, other than as permitted pursuant to clause (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Liquidating Trust, the Litigation Trust or their respective property; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtor, the Liquidating Trust or the Litigation Trust; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Code to set off a debt owing by such entity against the Debtor that arose prior to the Petition Date.

As of the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgment, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any Entity released pursuant to the Plan or its property on account of such released claim, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Bankruptcy Code to set off a debt owing by such entity to the Debtor (or its assignee under the Plan) that arose prior to the Petition Date against an Allowed Claim of such entity against the Debtor that arose prior to the Petition Date.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this section.

K.                                    Retention of Jurisdiction

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

1.                                      Allowance of Claims.

To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

2.                                      Executory Contract Proceedings.

To act with respect to proceedings regarding the rejection of any executory contract or unexpired lease of the Debtor pursuant to sections 365 of the Code and Article VI of the Plan, and to determine the allowance of any Claims arising from the resolution of any such proceedings;

3.                                      Plan Interpretation.

To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, the Litigation Trust Agreement, and the Liquidating Trust Agreement;

4.                                      Plan Implementation.

To implement and enforce the provisions of the Plan, the Confirmation Order, the Litigation Trust Agreement, and the Liquidating Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Liquidating Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Liquidating Trust on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Liquidating Trust shall be served (with a 15-day period to object) on the Reorganized Debtors and the Office of the United States Trustee.  If no objection is received by the Liquidating Agent within the 15-day period, the Liquidating Agent may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Liquidating Trust is received within the 15-day period, the Liquidating Agent shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Liquidating Trust shall be paid from the assets of the Liquidating Trust after approval as specified above;

5.                                      Plan Modification.

To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

6.                                      Adjudication of Controversies.

To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to any Recovery Rights, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Liquidating Trust;

7.                                      Injunctive Relief.

To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

8.                                      Correct Minor Defects.

To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the Liquidating Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

9.                                      Post-Confirmation Orders Regarding Confirmation.

To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

10.                               Final Decree.

To enter a final decree closing the Case.

V.                                    RECOMMENDATION

The Debtor believes that the Plan provides for the fair and equitable treatment of the Debtor’s creditors and therefore recommends that creditors vote to accept the Plan.

Dated: May 18, 2004	RESOURCE PHARMACY, INC.

	By:	/s/ James Shanahan
	Its:	Treasurer and Secretary

DUANE MORRIS LLP
Paul D. Moore
470 Atlantic Avenue, Suite 500 Boston, MA 02210 Tel: (617) 289-9200 Fax: (617) 289- 9201 E-mail:pdmoore@duanemorris.com

and

Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200 Newark, NJ 07102 Tel: (973) 424-2000 Fax: (973) 424- 2001 E-mail:tmvaccarino@duanemorris.com

Counsel for Debtor and Debtor in Possession

DISCLOSURE EXHIBIT LIST

1 -	Exhibit A	Plan

2 -	Exhibit B	Asset Listing as of March 31

3 -	Exhibit C	Feasibility Analysis with Respect to Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc. and Chartwell Community Services, Inc.

4 -	Exhibit D	Potential Preference and Fraudulent Transfer Actions

5 -	Exhibit E	Liquidation Analysis